Exhibit 10.1

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Agreement”) is dated as of June 3, 2022 by and among MusclePharm Corporation, a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Subsequent Purchaser” and collectively, the “Subsequent Purchasers”) and amends and restates that certain Securities Purchase Agreement, dated as of October 13, 2021 (the “Prior Agreement”), by and among the Company and each purchaser identified on the signature pages thereto (the “Initial Purchasers”, and together with the Subsequent Purchasers, individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and each Initial Purchaser executed and delivered the Prior Agreement on October 13, 2021 in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 of Regulation D promulgated thereunder.

WHEREAS, the Company authorized the issuance of original issue discount senior secured notes of the Company, in substantially the form attached hereto as Exhibit A (as amended pursuant to those certain Waiver and Amendment Agreements (as defined below), the “Initial Notes”). As used herein, “Waiver and Amendment Agreements” means those certain Waiver and Amendment Agreements, each by and between the Company and each of the Initial Purchasers.

WHEREAS, each Initial Purchaser purchased, and the Company sold at the Initial Closing (as defined below), upon the terms and conditions stated in the Prior Agreement, (i) that aggregate principal amount of Initial Notes set forth opposite such Initial Purchaser’s name in column (3) on the Initial Schedule of Purchasers attached hereto (which aggregate principal amount of Initial Notes for all Initial Purchasers was $8,197,674.42 (including an original issuance discount), which principal amount was increased to an aggregate principal of Initial Notes for all Initial Purchasers to $9,759,135.00 contemporaneously with the execution of this Agreement – such increased amount for each Initial Purchaser is set forth opposite such Initial Purchaser’s name in column (3A)) on the Initial Schedule of Purchasers attached hereto and (ii) Warrants, in substantially the form attached hereto as Exhibit B (the “Initial Warrants”), representing the right to acquire that number of shares of Common Stock set forth opposite such Initial Purchaser’s name in column (4) on the Initial Schedule of Purchasers attached hereto (the shares of Common Stock issuable pursuant to the terms of the Initial Warrants, the “Initial Warrant Shares”).

WHEREAS, pursuant to Section 5.5 of the Prior Agreement, any term of the Prior Agreement may be amended only with the written consent of the Required Holders (as defined therein) and any amendment effected in accordance with Section 5.5 of the Prior Agreement is binding upon each Initial Purchaser and the Company.

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WHEREAS, the Company and the Required Holders wish to amend and restate the Prior Agreement to allow, subject to the terms and conditions set forth in this Agreement, any Person (as defined below) that, upon approval of the Company and the Required Holders (as defined below), becomes a Subsequent Purchaser hereunder by duly executing and delivering to the Company a Joinder Agreement (each, a “Joinder Agreement”) in the form attached hereto as Exhibit I, at the Subsequent Closing (as defined below) to purchase, and require the Company to sell (i) up to $3,750,000 aggregate principal amount of Notes, in the form attached hereto as Exhibit J (the “Subsequent Notes”, and together with the Initial Notes, the “Notes”) and (ii) Warrants, in substantially the form attached hereto as Exhibit K (the “Subsequent Warrants”, and together with the Initial Warrants, the “Warrants”), representing the right to acquire such number of shares of Common Stock equal to 150% of the aggregate principal amount of Subsequent Notes divided by $0.21 (the shares of Common Stock issuable pursuant to the terms of the Subsequent Warrants, collectively, the “Subsequent Warrant Shares”, and together with the Initial Warrant Shares, the “Warrant Shares”).

WHEREAS, the Subsequent Notes will rank junior to Prestige Capital Corporation (“Prestige”) as it relates to receivables factored with Prestige, pari passu to the Initial Notes and senior to all other outstanding and future indebtedness of the Company and its Subsidiaries (as defined below), will be guaranteed by all Subsidiaries of the Company, as evidenced by the Subsidiary Guarantee (as defined herein), and will be secured by a first priority perfected security interest (subject to Permitted Liens under and as defined in the Notes) in all of the current and future Collateral (as defined in the Security Agreement (as defined herein)) of the Company, except for “Excluded Property” (as such term is defined in the Security Agreement), currently formed or formed in the future, as evidenced by that certain Security Agreement.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I. DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subsequent Notes, and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

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“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Las Vegas, Nevada are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and Las Vegas, Nevada are generally open for use by customers on such day.

“CARES Act” means (x), with respect to any provision governing or related to the PPP Loans, Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and (y) with respect to all obligations to pay any taxes or other amounts to any governmental or regulatory authority that were deferred, Title II of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and, in each case, all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Closing Date” shall have the meaning ascribed to such term in Section 2.1(d).

“Collateral Agent” shall have the meaning ascribed to such term in Section 4.18(a).

“Collateral Agent Indemnitees” shall have the meaning ascribed to such term in Section 4.18(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Company Counsel” means Sheppard, Mullin, Richter & Hampton LLP, with offices located at 30 Rockefeller Plaza, New York, NY 10112.

“Disclosure Schedules” means those disclosure schedules being delivered by the Company to the Purchasers concurrently with the execution of this Agreement.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or independent contractors of the Company for services rendered to the Company pursuant to the approval of a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that the terms of such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144), and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company (including a vendor, service provider or other commercial counterparty) or an owner of an asset in a business synergistic with the business of the Company, or a Person (which may include an individual) acting as a product endorser, brand ambassador, influencer or other capacity intended to build brand awareness, product interest or generate sales and that, in each case under this clause (c), shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (for the avoidance of doubt, the foregoing shall not limit the issuance of securities to a placement agent or investor relations firm acting in such capacity or a substantially similar capacity).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

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“FDA” shall have the meaning ascribed to such term in Section 3.1(ll).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(ll).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Lead Investor” shall have the meaning ascribed to such term in Section 2.1(e)(1).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the Lock-Up Agreements, dated as of the Initial Closing Date, by and among the Company and each of the directors and officers of the Company, in the form of Exhibit C attached hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Notes” has the meaning set forth in the preamble.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(ll).

“Placement Agent” means ROTH Capital Partners, LLC.

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“PPP Loan Agreement” means that certain Note, dated April 27, 2020 by the Company in favor of Harvest Small Business Finance, LLC (the “PPP Lender”).

“PPP Loans” means the Indebtedness incurred under the PPP Loan Agreement in the aggregate principal amount equal to $964,910.

“Principal Amount” means, as to each Purchaser, (i) with respect to the Initial Notes, the amount set forth opposite such Purchaser’s name in column (3) on the Initial Schedule of Purchasers attached hereto, which shall equal 116.28% of such Purchaser’s Initial Subscription Amount, which amount shall be increased to the amount set forth opposite such Purchaser’s name in column (3A) on the Initial Schedule of Purchasers attached hereto contemporaneously with the execution of this Agreement, which shall equal 138.43% of such Purchaser’s Initial Subscription Amount, and (ii) with respect to the Subsequent Notes, the amount set forth opposite such Purchaser’s name in column (3) on the Subsequent Schedule of Purchasers attached hereto, which shall equal 125.00% of such Purchaser’s Subsequent Subscription Amount.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.12(e).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Offering” means a firm commitment underwritten public offering of Common Stock and/or Common Stock Equivalents in connection with the listing or quotation of the Common Stock on a “national securities exchange” as defined in Rule 600(b) of Regulation NMS.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Holders” means holders of at least a majority of the aggregate Principal Amount of Notes issued and shall include the Lead Investor so long as the Lead Investor or any of its affiliates holds any Securities issued hereunder.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants assuming any adjustment as of such date to the Exercise Price (which shall be equal to no less than the par value of the Common Stock), and a corresponding adjustment to the number of Warrant Shares, in each case, in accordance with the terms of the Warrants, but ignoring any exercise limits set forth therein.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants, and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” means (i) the Subsidiary Guarantee, (ii) the pledge and security agreement, in the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, the “Security Agreement”), (iii) the intercreditor agreement with Prestige Capital Corporation, in the form attached hereto as Exhibit E (as amended or modified from time to time in accordance with its terms, the “Prestige Intercreditor Agreement”), (iv) the intercreditor agreement with Ryan Drexler, in the form attached hereto as Exhibit F (as amended or modified from time to time in accordance with its terms, the “CEO Intercreditor Agreement”), (v) any account control agreement, (vi) a perfection certificate in the form attached hereto as Exhibit G and (vii) all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, landlord waivers, collateral access agreements, deeds of trust, opinions of counsel, and all other documents requested by the Collateral Agent to create, perfect, and continue perfected or to better perfect the Collateral Agent’s security interest in and liens on all of the assets of the Company and each of its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(e)(ii).

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

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“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated October 13, 2021, by each Subsidiary in favor of the Purchasers, in the form of Exhibit H attached hereto, as amended or modified from time to time in accordance with its terms.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, OTCQX, OTC Pink Open Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, Lock-Up Agreements, Security Documents, any Joinder Agreements and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means EQ Shareowner Services, the current transfer agent of the Company, with a mailing address of 1110 Center Point Curve, Suite 101, Mendota Heights, MN 55120, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Holders then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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“Warrants” has the meaning set forth in the preamble.

“Warrant Shares” has the meaning set forth in the preamble.

ARTICLE II. PURCHASE AND SALE

2.1 Closings.

(a) Initial Closing. Upon the satisfaction (or waiver) of the conditions set forth in Sections 2.2(a), 2.3(a) and 2.3(b) below, the Company issued and sold to each Initial Purchaser, and each Initial Purchaser severally, but not jointly, agreed to purchase from the Company on the Initial Closing Date (as defined below), (x) a principal amount of Initial Notes as is set forth opposite such Initial Purchaser’s name in column (3) on the Initial Schedule of Purchasers attached hereto and (y) Initial Warrants to acquire up to that number of Initial Warrant Shares as is set forth opposite such Initial Purchaser’s name in column (4) on the Initial Schedule of Purchasers attached hereto (the “Initial Closing”).

(b) Subsequent Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 2.2(b), 2.3(c) and 2.3(d) below, the Company shall issue and sell to each Subsequent Purchaser, and each Subsequent Purchaser severally, but not jointly, agrees to purchase from the Company on the Subsequent Closing Date (as defined below), (x) a principal amount of Subsequent Notes as set forth on the signature page of such Subsequent Purchaser attached to such Subsequent Purchaser’s Joinder Agreement and (y) Subsequent Warrants to acquire such number of shares of Common Stock as set forth on the signature page of such Subsequent Purchaser attached to such Subsequent Purchaser’s Joinder Agreement (the “Subsequent Closing” and together with the Initial Closing, each a “Closing”).

(c) Initial Closing Date. The date of the Initial Closing (the “Initial Closing Date”) was October 13, 2021.

(d) Subsequent Closing Date.

(i) The date and time of the Subsequent Closing (the “Subsequent Closing Date,” and together with the Initial Closing Date, each a “Closing Date” and collectively, the “Closing Dates”) shall be 10:00 a.m., New York City time, on the date hereof, subject to satisfaction (or waiver) of the conditions to the Subsequent Closing set forth in Sections 2.2(b), 2.3(c) and 2.3(d) below and the conditions contained in this Section 2.1(d), at the offices of the Company or such other location determined by the parties. Any Initial Purchaser or any Person approved by the Company and the Required Holders may become a Subsequent Purchaser and may purchase Subsequent Notes and Subsequent Warrants by duly executing and delivering a Joinder Agreement to the Company. The number of Subsequent Notes to be purchased by the Subsequent Purchaser at the Subsequent Closing shall not exceed $3,750,000 aggregate principal amount of Subsequent Notes.

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(e) Form of Payment.

(i) Initial Closing. On the Initial Closing Date, (i) each Initial Purchaser paid such amount as set forth opposite such Purchaser’s name in column (5) on the Initial Schedule of Purchasers attached hereto (the “Initial Subscription Amount”) to the Company for the Initial Notes and Initial Warrants issued and sold to such Initial Purchaser at the Initial Closing (less, in the case of Empery Tax Efficient, LP (the “Lead Investor”), the amounts withheld pursuant to Section 5.2), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions or a certified check, (ii) the Company delivered to each Initial Purchaser the Initial Notes and Initial Warrants which such Initial Purchaser purchased hereunder, in each case duly executed on behalf of the Company and registered in the name of such Initial Purchaser or its designee and (iii) the Company and each Purchaser delivered the other items set forth in Section 2.2 at the Initial Closing.

(ii) Subsequent Closing. On the Subsequent Closing Date, (i) each Subsequent Purchaser shall pay such amount as set forth opposite such Purchaser’s name in column (5) on the Subsequent Schedule of Purchasers attached hereto (the “Subsequent Subscription Amount” and together with the Initial Subscription Amount, the “Subscription Amount”) to the Company for the Subsequent Notes and the Subsequent Warrants to be issued and sold to such Subsequent Purchaser at the Subsequent Closing (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 5.2) by wire transfer of immediately available funds in accordance with the Company’s written wire instructions or a certified check, (ii) the Company shall deliver to each Subsequent Purchaser the Subsequent Notes which such Subsequent Purchaser is then purchasing hereunder along with the Subsequent Warrants which such Subsequent Purchaser is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Subsequent Purchaser or its designee and (iii) the Company and each Subsequent Purchaser shall deliver the other items set forth in Section 2.2(b) at the Subsequent Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2(b), 2.3(c) and 2.3(d), the Subsequent Closing shall take place remotely by electronic transfer of the Subsequent Closing documentation.

2.2 Deliveries.

(a) Initial Closing Deliveries.

(i) On or prior to the Initial Closing Date, the Company delivered or caused to be delivered to each Initial Purchaser the following:

(A) the Prior Agreement duly executed by the Company;

(B) a legal opinion of Company Counsel and of Nevada counsel of the Company, each in form and substance reasonably acceptable to the Initial Purchasers;

(C) an Initial Note with a principal amount equal to such Initial Purchaser’s Principal Amount, registered in the name of such Initial Purchaser;

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(D) an Initial Warrant registered in the name of such Initial Purchaser to purchase up to a number of shares of Common Stock equal to 150% of the initial Principal Amount of such Initial Purchaser’s Initial Note divided by $0.7085, with an exercise price equal to $0.7794, subject to adjustment therein;

(E) the Company’s wire instructions, on Company letterhead and duly executed by the Chief Executive Officer or Chief Financial Officer;

(F) the Collateral Agent received the Security Documents, duly executed by the parties thereto;

(G) the Collateral Agent received all documents, instruments, filings and recordations and searches reasonably necessary in connection with the perfection of a valid security interest in the Collateral of Company and each of its Subsidiaries and, in the case of the filings with the United States Patent and Trademark Office and the United States Copyright Office, protection of such security interests was executed and delivered or made, or, in the case of UCC filings, was in proper form for filing, registration or recordation, as applicable;

(H) the Collateral Agent received the results of searches (including comparable searches in any jurisdiction outside the United States) for any effective UCC financing statements, tax liens or judgment liens filed against the Company or any of its Subsidiaries or any property of any of the foregoing, which results did not show any such liens;

(I) the Collateral Agent received the Security Agreement, duly executed by the Company and each of its Subsidiaries, together with (A) the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) any copyright, patent and trademark agreements required by the terms of the Security Agreement; and

(J) the Company delivered to such Initial Purchaser such other documents relating to the transactions contemplated by the Prior Agreement as such Initial Purchaser or its counsel reasonably requested.

(ii) On or prior to the Initial Closing Date, each Initial Purchaser delivered or caused to be delivered to the Company the following:

(A) the Prior Agreement duly executed by such Initial Purchaser; and

(B) such Initial Purchaser’s Initial Subscription Amount by wire transfer to the account specified in writing by the Company.

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(b) Subsequent Closing Deliveries.

(i) On or prior to the Subsequent Closing Date, the Company shall deliver or cause to be delivered to each Subsequent Purchaser the following:

(A) this Agreement duly executed by the Company;

(B) a legal opinion of Company Counsel and of Nevada counsel of the Company, each in form and substance reasonably acceptable to the Subsequent Purchasers;

(C) a Subsequent Note with a principal amount equal to such Subsequent Purchaser’s Principal Amount, registered in the name of such Subsequent Purchaser;

(D) a Subsequent Warrant registered in the name of such Subsequent Purchaser to purchase up to a number of shares of Common Stock equal to 150% of the Principal Amount of such Subsequent Purchaser’s Subsequent Note divided by $0.21, with an exercise price equal to $0.231, subject to adjustment therein;

(E) the Company shall have provided each Subsequent Purchaser with the Company’s wire instructions, on Company letterhead and duly executed by the Chief Executive Officer or Chief Financial Officer;

(F) the Company shall have delivered to such Subsequent Purchaser such other documents relating to the transactions contemplated by this Agreement as such Subsequent Purchaser or its counsel may reasonably request;

(G) the Collateral Agent shall have received the results of searches (including comparable searches in any jurisdiction outside the United States) for any effective UCC financing statements, tax liens or judgment liens filed against the Company or its Subsidiaries or any property of any of the foregoing, which results shall not show any such liens (other than those contemplated by the Security Documents);

(H) the Company shall have delivered to such Subsequent Purchaser each of the Waiver and Amendment Agreements, each duly executed and delivered by the Company and the applicable Initial Purchaser;

(J) The Company shall have delivered to such Subsequent Purchaser a Letter Agreement, in form and substance reasonably acceptable to the Subsequent Purchasers, duly executed and delivered by and between the Company and Ryan Drexler, pursuant to which the Company and Ryan Drexler shall have agreed (i) while any Notes remain outstanding, to reduce Mr. Drexler’s annual cash compensation, including base salary and bonuses, to $250,000 and (ii) to extend the maturity date of (A) that certain Secured Revolving Promissory Note, dated October 15, 2020 by and between the Company and Ryan Drexler, in the maximum principal amount of $3,000,000, as amended and restated by that certain Convertible Secured Promissory Note dated as of August 13, 2021 in the principal amount of $2.5 million and (B) that certain convertible secured promissory note dated November 29, 2020 in the original principal amount of $2.9 million issued to Ryan Drexler, which amended and restated a convertible secured promissory note dated as of August 21, 2020 to a date not sooner than 91 days following the Maturity Date (as defined in the Subsequent Notes); and

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(K) The Company shall have duly executed and delivered to such Subsequent Purchaser the Joinder Agreement of such Subsequent Purchaser.

(ii) On or prior to the Subsequent Closing Date, each Subsequent Purchaser shall deliver or cause to be delivered to the Company the following:

(A) a Joinder Agreement duly executed by such Subsequent Purchaser; and

(B) such Subsequent Purchaser’s Subsequent Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Initial Closing were subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties were qualified by materiality, in all respects) on the Initial Closing Date of the representations and warranties of the Initial Purchasers contained herein (unless as of a specific date therein in which case they were accurate in all material respects (or, to the extent representations or warranties were qualified by materiality, in all respects) as of such date);

(ii) all obligations, covenants and agreements of each Initial Purchaser required to be performed at or prior to the Initial Closing Date were performed; and

(iii) the delivery by each Initial Purchaser of the items set forth in Section 2.2(a)(ii) of this Agreement.

(b) The respective obligations of the Initial Purchasers hereunder in connection with the Initial Closing were subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties were qualified by materiality or Material Adverse Effect, in all respects) when made and on the Initial Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they were accurate in all material respects or, to the extent representations or warranties were qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date were performed;

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(iii) the delivery by the Company of the items set forth in Section 2.2(a)(i) of this Agreement;

(iv) there were no Material Adverse Effect with respect to the Company since the date of the Prior Agreement; and

(v) from the date of the Prior Agreement to the Initial Closing Date, trading in the Common Stock had not been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Initial Closing Date, trading in securities generally as reported by Bloomberg L.P. had not been suspended or limited, or minimum prices had not been established on securities whose trades were reported by such service, or on any Trading Market, nor was a banking moratorium declared either by the United States or New York State authorities nor had any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Initial Purchaser, made it impracticable or inadvisable to purchase the Initial Notes and Initial Warrants at the Initial Closing occurred.

(c) The obligations of the Company hereunder in connection with the Subsequent Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Subsequent Closing Date of the representations and warranties of the Subsequent Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

(ii) all obligations, covenants and agreements of each Subsequent Purchaser required to be performed at or prior to the Subsequent Closing Date shall have been performed; and

(iii) the delivery by each Subsequent Purchaser of the items set forth in Section 2.2(b)(ii) of this Agreement.

(d) The respective obligations of the Subsequent Purchasers hereunder in connection with the Subsequent Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Subsequent Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

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(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Subsequent Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(b)(i) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) from the date hereof to the Subsequent Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Subsequent Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Subsequent Purchaser, makes it impracticable or inadvisable to purchase the Subsequent Notes and Subsequent Warrants at the Subsequent Closing; and

(vi) each Lock-Up Agreement shall remain in full force and effect.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties as of the date hereof and as of each applicable Closing Date to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.

(i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) With respect to each Security Document to which any Subsidiary is a party, such Subsidiary has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by such agreement and otherwise to carry out its obligations thereunder. The execution and delivery of such Security Document and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the respective Subsidiary, its managers or its members in connection therewith. Each Security Document to which any Subsidiary is a party has been (or upon delivery will have been) duly executed by such Subsidiary(ies) and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the respective Subsidiary enforceable against such Subsidiary in accordance with its terms, except (A) as listed by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (C) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or under federal or state securities laws. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or under federal or state securities laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum on the date hereof.

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(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), except with respect to any inquiry as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. None of the Actions set forth on Schedule 3.1(j), (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as otherwise set forth on Schedule 3.1(j), would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

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(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance and (iii) the Liens contemplated by the Security Documents.

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(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth on Schedule 3.1(p), none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the other employees of the Company or any Subsidiary, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each applicable Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d- 15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries. This representation and warranty is expressly qualified and limited by the material weaknesses and significant deficiencies described in the SEC Reports.

(t) Certain Fees. Except for fees payable by the Company to the Placement Agent in connection with each applicable Closing, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

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(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Except as set forth on Schedule 3.1(w), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. Assuming the accuracy of the representation and warranty of each Purchaser set forth in Section 3.2(h), the Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or is reasonably likely to constitute material, non-public information for purposes of U.S. federal securities laws. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. Based on the consolidated financial condition of the Company as of each applicable Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from each applicable Closing Date. The preceding portions of this representation and warranty are expressly qualified and limited by the going concern qualification expressed by the Company’s auditors in their opinions pertaining to the Company’s financial statements as of, and for the years ended, December 31, 2021, 2020 and 2019. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (and specifically excluding trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ff) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2022.

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(gg) Seniority. As of each applicable Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment or security, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby), subject to the Prestige Intercreditor Agreement.

(hh) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents (subject to the customary inclusion of the payment of Company legal expenses in connection with the transactions as part of the flow of funds at each applicable Closing).

(ii) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arms’ length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Warrants are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

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(kk) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

(ll) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

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(mm) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(oo) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(pp) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record- keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

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(rr) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ss) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(tt) Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to each applicable Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(uu) Shell Company Status. The Company is not currently an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act, and has satisfied the conditions of Rule 144(i)(2) of the Securities Act at least one year prior to the date hereof.

(vv) PPP Loans. At the time of submission of the application for the PPP Loans, the Company believed in good faith that it is eligible under the CARES Act to incur the PPP Loans. The proceeds of the PPP Loans were used for purposes permitted by the CARES Act. The PPP Loans have been forgiven in full upon by the Small Business Administration. All applications, documents and other information submitted to the PPP Lender and any governmental or regulatory authority with respect to the PPP Loans (including forgiveness thereof) were true and correct in all material respects, in each case, at the time of submission.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each applicable Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

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(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities being purchased at the applicable Closing are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities being purchased hereunder at the applicable Closing in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities being purchased at the applicable Closing, it was, and as of the date of the Prior Agreement or hereof, as applicable, it was, is, and as of each applicable Closing Date was or is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities being purchased at the applicable Closing, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in such Securities and, at the time of the applicable Closing, was or is able to afford a complete loss of such investment.

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(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities being purchased at the applicable Closing as a result of any advertisement, article, notice or other communication regarding such Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities being purchased at the applicable Closing and the merits and risks of investing in such Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment being made at the applicable Closing. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities being purchased at the applicable Closing nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities being purchased at the applicable Closing and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities being purchased at the applicable Closing to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser. Such Purchaser acknowledges and agrees that the Company only has made the representations and warranties expressly set forth herein and in the other Transaction Documents.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) with respect to the transactions contemplated at the applicable Closing from the Company or any other Person representing the Company, or provided to the Company any such term sheet, setting forth the material terms of the transactions contemplated at the applicable Closing and ending immediately prior to the execution of the Prior Agreement or hereof, as applicable. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities being purchased at the applicable Closing. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

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(h) As of the date of this Agreement, other than Securities purchased pursuant to the Prior Agreement, such Purchaser is not a “beneficial owner” (as such term is defined in Nevada Revised Statutes 78.414) of any shares of the capital stock or other securities of the Company.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

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(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities substantially in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

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(c) Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Warrant Shares are eligible for sale under Rule 144 without any volume or manner of sale restrictions (assuming cashless exercise of the Warrants) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that, at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend to the extent required by Section 4.1(c) above, and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of- pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

(f) Each Purchaser, severally and not jointly with the other Purchasers, agrees that prior to selling or transferring any Note held by such Purchaser, in whole or in part, that it will first offer Ryan Drexler (“Drexler”) a right of first offer with respect to such Note. Prior to transferring such Note to any Person, other than to one or more Affiliates of such Purchaser, such Purchaser will give Drexler written notice (a “ROFO Request Notice”) granting Drexler the right to make an offer to such Purchaser for the purchase of such Note from such Purchaser. Drexler will have two (2) Business Days to make such an offer by delivering written notice (a “ROFO Notice”) to such Purchaser, which offer must be denominated in US Dollars payable by wire transfer of immediately available funds. If Drexler fails to deliver a ROFO Notice within two (2) Business Days following the date of a ROFO Request Notice or such offer does not meet the qualifications set forth above, Drexler shall forfeit all rights under this Section 4.1(f) with respect to such Note. If Drexler delivers a proper ROFO Notice to such Purchaser, such Purchaser shall have five (5) Business Days to accept or decline such offer; provided that if such Purchaser does not explicitly accept such offer within five (5) Business Days, such Purchaser shall be deemed to have declined such offer. If such Purchaser wishes to accept such offer, such Purchaser shall deliver a written notice of acceptance to Drexler indicating its acceptance of Drexler’s offer and the date of closing of the sale of such Note to Drexler (which date shall be at least five (5) Business Days following delivery of such notice). If such Purchaser declines such offer, such Purchaser shall deliver a written notice declining such offer to Drexler. Any Purchaser declining an offer by Drexler shall have thirty (30) days to sell such Note to any other Person for a purchase price greater than that offered by Drexler (or to one or more of such Purchaser’s Affiliates as set forth below). After declining a proper offer by Drexler, such Purchaser shall not be permitted to sell or transfer such Note to any Person, other than to one or more Affiliates of such Purchaser, for an aggregate purchase price equal to or less than the purchase price offered by Drexler in his ROFO Notice. If such Note is not sold to another Person for a price greater than the price offered by Drexler within such thirty (30)-day period, prior to selling or transferring such Note in the future (other than to one or more of such Purchaser’s Affiliates), such Purchaser shall be required to grant Drexler another opportunity to purchase such Note in accordance with the provisions set forth in this Section 4.1(f). If a Purchaser wishes to transfer or sell its Note to one or more of its Affiliates, as a condition to such transfer or sale, such Affiliate(s) shall take such Note subject to the provisions of this Section 4.1(f) and shall be obligated to comply with the provisions of this Section 4.1(f) as if each such Affiliate(s) were the Purchaser hereunder.

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4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the sixtieth (60th) calendar day following the date hereof. Until the time that the Warrants have expired or are no longer outstanding, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to use reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the Initial Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”), then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of such Purchaser’s Warrants on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure.

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4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries and the Purchaser has not explicitly consented in writing to the receipt of such material non-public information, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.

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4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by such Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. Each Purchaser Party hereby agrees, to the extent that it is a recipient of any such periodic payments contemplated in the prior sentence to return such amounts to the extent it is ultimately determined by a final non- appealable judgment of a court of competent jurisdiction that such Purchaser Party is ultimately not entitled to indemnification hereunder. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12 Participation in Future Financing- Initial Purchasers.

(a) From the date of the Prior Agreement until the date that is the 18-month anniversary of the Initial Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), each Initial Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 20% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Initial Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

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(c) Any Initial Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to such Initial Purchaser (the “Notice Termination Time”) that such Initial Purchaser is willing to participate in the Subsequent Financing, the amount of such Initial Purchaser’s participation, and representing and warranting that such Initial Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from an Initial Purchaser as of such Notice Termination Time, such Initial Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, notifications by the Initial Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice, including with such Subsequent Purchasers that may elect to participate in the Subsequent Financing pursuant to Section 4.20 hereof.

(e) If, by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Initial Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Initial Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Initial Closing Date by an Initial Purchaser participating under this Section 4.12 as set forth opposite such Initial Purchaser’s name in column (3A)) on the Initial Schedule of Purchasers attached hereto and (y) the sum of the aggregate Subscription Amounts of Securities purchased on each Initial Closing Date by all Initial Purchasers participating under this Section 4.12 as set forth on the Initial Schedule of Purchasers attached hereto.

(f) The Company must provide the Initial Purchasers with a second Subsequent Financing Notice, and the Initial Purchasers will again have the right of participation set forth above in this Section 4.12, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

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(g) The Company and each Initial Purchaser agree that, if any Initial Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Initial Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Initial Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Initial Purchaser. In addition, the Company and each Initial Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(h) Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by such Initial Purchaser, the Company shall either confirm in writing to such Initial Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Initial Purchaser, such transaction shall be deemed to have been abandoned and such Initial Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance.

4.13 Variable Rate Transactions. From the date of this Agreement until such time as no Purchaser holds any of the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security (other than customary anti-dilution events in connection with stock splits, combinations, recapitalizations, reclassifications, dilutive issuances and similar events) or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit (but excluding an “at-the-market” offering; provided that such “at-the-market” offering does not have any securities issuances until the one (1) year anniversary of each applicable Closing Date), whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates after the issuance of the initial press release as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.18 Collateral Agent.

(a) Each Purchaser hereby (a) appoints the Lead Investor as the collateral agent hereunder and under the Security Documents (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Purchaser. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Purchaser for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Purchaser agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(b) The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

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(c) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the Required Holders shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Agreement. After any Collateral Agent’s resignation hereunder, the provisions of this Section 4.18 shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Required Holders appoints a successor Collateral Agent as provided above.

(d) The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the Required Holders or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4.18, to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by each of the Company executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

4.19 Reserved.

4.20 Participation in Future Financing- Subsequent Purchasers.

(a) From the date hereof until the date that is the 18-month anniversary of the Subsequent Closing Date, upon any Subsequent Financing, each Subsequent Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to the Participation Maximum on the same terms, conditions and price provided for in the Subsequent Financing.

(b) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Subsequent Purchaser a Subsequent Financing Notice, which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

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(c) Any Subsequent Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to such Subsequent Purchaser (the “Subsequent Notice Termination Time”) that such Subsequent Purchaser is willing to participate in the Subsequent Financing, the amount of such Subsequent Purchaser’s participation, and representing and warranting that such Subsequent Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Subsequent Purchaser as of such Subsequent Notice Termination Time, such Subsequent Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Subsequent Notice Termination Time, notifications by the Subsequent Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice, including with such Initial Purchasers that may elect to participate in the Subsequent Financing pursuant to Section 4.12 hereof.

(e) If, by the Subsequent Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Subsequent Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Subsequent Purchaser shall have the right to purchase its Subsequent Pro Rata Portion of the Participation Maximum. “Subsequent Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Subsequent Closing Date by a Subsequent Purchaser participating under this Section 4.20 as set forth opposite such Subsequent Purchaser’s name in column (3) on the Subsequent Schedule of Purchasers attached hereto and (y) the sum of the aggregate Subscription Amounts of Securities purchased on each Subsequent Closing Date by all Subsequent Purchasers participating under this Section 4.20 as set forth on the Subsequent Schedule of Purchasers attached hereto.

(f) The Company must provide the Subsequent Purchasers with a second Subsequent Financing Notice, and the Subsequent Purchasers will again have the right of participation set forth above in this Section 4.20, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

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(g) The Company and each Subsequent Purchaser agree that, if any Subsequent Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Subsequent Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Subsequent Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Subsequent Purchaser. In addition, the Company and each Subsequent Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(h) Notwithstanding anything to the contrary in this Section 4.20 and unless otherwise agreed to by such Subsequent Purchaser, the Company shall either confirm in writing to such Subsequent Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Subsequent Purchaser, such transaction shall be deemed to have been abandoned and such Subsequent Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i) Notwithstanding the foregoing, this Section 4.20 shall not apply in respect of an Exempt Issuance.

ARTICLE V. MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Subsequent Purchaser, as to such Subsequent Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, including the Initial Purchasers, by written notice to the Company, if the Subsequent Closing has not been consummated on or before June 10, 2022, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties); provided, further, that if this Agreement is terminated prior to the Subsequent Closing, this Agreement shall be void ab initio and the Prior Agreement shall be reinstated and be in full force and effect.

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5.2 Fees and Expenses. The Company shall reimburse the Lead Investor or its designee(s) for all costs and expenses up to the greater of $50,000 incurred in connection with the negotiation and execution of this Agreement, those certain Waiver and Amendments, each by and between the Company and each of the Initial Purchasers, and the Subsequent Closing (exclusive of any amounts paid in connection with the Initial Closing) and any other amount approved by the Company in writing, which may be by email (in addition to any other amounts paid to any Purchaser or its counsel prior to the date of this Agreement) incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Purchaser from its Subscription Amount at each applicable Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Holders or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

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5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. Drexler shall be the third-party beneficiary of the provisions of Section 4.1(f). This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

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5.10 Survival. The representations and warranties contained herein shall survive each applicable Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

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5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

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5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non- performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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5.23 Affirmation and RELEASE. Each of the Company and Canada Musclepharm Enterprises Corp. (collectively, the “Obligors”) hereby expressly reaffirms its obligations under the Transaction Documents, including its grant of security in the Collateral (as defined in the Security Agreement) under the Security Agreement in favor of the Collateral Agent.

EACH OF THE OBLIGORS (IN ITS OWN RIGHT AND ON BEHALF OF ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) (THE “RELEASING PARTIES”) JOINTLY AND SEVERALLY RELEASES, ACQUITS AND FOREVER DISCHARGES THE COLLATERAL AGENT AND THE PURCHASERS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT NOTE PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (CIVIL), SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, IN CONNECTION WITH OR RELATED TO THE TRANSACTION DOCUMENTS AND THIS AGREEMENT AND NOTES, AT LAW OR IN EQUITY, IN CONTRACT IN TORT OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE “RELEASED CLAIMS”); PROVIDED, HOWEVER, THAT THE RELEASED CLAIMS SHALL NOT INCLUDE ANY CLAIMS ARISING OUT OF ANY FAILURE BY THE COLLATERAL AGENT OR INVESTORS TO PERFORM, ON OR AFTER THE DATE HEREOF, ANY OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR UNDER ANY OF THE TRANSACTION DOCUMENTS OR THIS AGREEMENT AND NOTES. THE RELEASING PARTIES FURTHER JOINTLY AND SEVERALLY AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING, AND THE RELEASING PARTIES DO HEREBY JOINTLY AND SEVERALLY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS. THIS PARAGRAPH IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR NOTES (IN EACH CASE, AS AMENDED HEREBY) OR ANY OTHER TRANSACTION DOCUMENT, THIS PARAGRAPH SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY AND PAYMENT ON THE OBLIGATIONS, THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MusclePharm Corporation		Address for Notice:
6728 W. Sunset Road, Suite 130, Las Vegas, NV 89118

By:
Name:	Ryan Drexler	Email: ryan.drexler@musclepharm.com
Title:	Chief Executive Officer and Chairman

With a copy to (which shall not constitute notice): Richard A. Friedman, Esq. Sheppard, Mullin, Richter & Hampton, LLP 30 Rockefeller Plaza New York, NY 10112

Solely with respect to Section 5.23:

CANADA MusclePharm ENTERPRISES Corp.		Address for Notice:
6728 W. Sunset Road, Suite 130, Las Vegas, NV 89118

By:
Name:	Ryan Drexler	Email: ryan.drexler@musclepharm.com
Title:	Chief Executive Officer and Chairman

With a copy to (which shall not constitute notice): Richard A. Friedman, Esq. Sheppard, Mullin, Richter & Hampton, LLP 30 Rockefeller Plaza New York, NY 10112

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Signature Page to Amended and Restated Securities Purchase Agreement]

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[PURCHASER SIGNATURE PAGES TO MSLP

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

By:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

[SIGNATURE PAGES CONTINUE]

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INITIAL SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(3A)	(4)	(5)	(6)
Purchaser	Address and Facsimile Number	Aggregate Principal Amount of Initial Notes	Aggregate Principal Amount of Initial Notes (as adjusted)	Number of Initial Warrant Shares	Initial Subscription Amount	Legal Representative’s Address and Facsimile Number

TOTAL

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SUBSEQUENT SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)	(5)	(6)
Purchaser	Address and Facsimile Number	Aggregate Principal Amount of Subsequent Notes	Number of Subsequent Warrant Shares	Subsequent Subscription Amount	Legal Representative’s Address and Facsimile Number

TOTAL

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EXHIBIT A

INITIAL NOTE

See Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2021.

EXHIBIT B

INITIAL WARRANT

See Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2021.

EXHIBIT C

LOCK-UP AGREEMENT

October 13, 2021

Re:	Securities Purchase Agreement, dated as of October 13, 2021 (the “Purchase Agreement”), between MusclePharm Corporation (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2(a) of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until 180 days after the Closing Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”), or make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or publicly disclose the intention to do any of the foregoing. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Notwithstanding the foregoing, the Restriction Period shall be 90 days if, between 90 and 180 days after the Closing Date, the VWAP is not less than $2.00 per share of Common Stock.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (and (3) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

v)	if the undersigned is a trust, to the beneficiary of such trust; or

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon (i) exercise of any options granted under any employee benefit plan of the Company, (ii) the exercise of warrants or (iii) the conversion or exercise of any other instruments held by the undersigned; provided that, in each case under this paragraph, such shares of Common Stock delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Letter Agreement.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restriction Period and (ii) no sale of shares of Common Stock are made pursuant to such plan during the Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

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This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and any Purchaser and that no Purchaser is entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

*** SIGNATURE PAGE FOLLOWS***

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Ryan Drexler
Print Name

CEO & Chairman of the Board
Position in Company, if any

Address for Notice:

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

MUSCLEPHARM CORPORATION

By:
Name:	Sabina Rizvi
Title:	President & CFO

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EXHIBIT D

PLEDGE AND SECURITY AGREEMENT

See Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2021.

EXHIBIT E

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of October 13, 2021 among PRESTIGE CAPITAL FINANCE, LLC, as successor by merger to PRESTIGE CAPITAL CORPORATION, a Delaware limited liability company (“Prestige”), as representative (in such capacity, with its successors and assigns, and as more specifically defined below, the “Factoring Representative”) for the Factoring Secured Parties (as defined below), EMPERY TAX EFFICIENT, LP (“Empery”), as representative (in such capacity, with its successors and assigns, and as more specifically defined below, the “Notes Representative”) for the Notes Secured Parties (as defined below), and each of the Financing Parties (as defined below) party hereto.

WHEREAS Prestige and MusclePharm Corporation, a Nevada corporation (the “Company”) are parties to the Purchase and Sale Agreement dated as of January 11, 2016 (as amended by (i) that certain Modification and Extension Agreement, dated as of October 25, 2016, (ii) that certain Modification and Extension Agreement, dated as of March 22, 2017, (iii) that certain Modification and Extension Agreement, dated as of September 15, 2017, (iv) that certain Modification and Extension Agreement, dated as of March 20, 2018, (v) that certain Modification and Extension Agreement, dated as of April 10, 2019, (vi) that certain letter agreement dated March 30, 2020, (vii) that certain Modification and Extension Agreement, dated as of June 14, 2021, (viii) that certain Modification and Extension Agreement, dated as of July 26, 2021, (ix) that certain Modification and Extension Agreement, dated as of even date herewith and (x) as may have otherwise been modified prior to the date hereof, the “Existing Factoring Agreement”), pursuant to which the Company has agreed to sell, transfer and assign, and Prestige has agreed to purchase and accept, all of Company’s right, title and interest in and to those specific accounts receivable owing to Company as set forth on the assignment forms (each, a “Factoring Assignment”) provided by Prestige and delivered from time to time by the Company to Prestige (collectively, the “Factored Accounts”);

WHEREAS the Company, Empery and each party listed as a “Buyer” on the signature pages thereto (each a “Buyer”, and collectively, the “Buyers”) are parties to the Securities Purchase Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Existing Securities Purchase Agreement”) pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the Notes (as defined in the Existing Securities Purchase Agreement) (as such Notes may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, collectively, the “Existing Notes”);

WHEREAS, the Company has granted to the Factoring Representative security interests in the Factoring Collateral as security for payment and performance of the Factoring Obligations; and

WHEREAS, the Company has granted to the Notes Representative security interests in the Notes Collateral as security for payment and performance of the Notes Obligations.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, Goods, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Proceeds, Records, Securities, Securities Accounts, Security Entitlements, Supporting Obligations, and Tangible Chattel Paper.

1.2 Defined Terms. The following terms, as used herein, have the following meanings:

“Additional Factoring Agreement” means any agreement approved for designation as such by the Notes Representative in its sole and reasonable discretion.

“Additional Notes Agreement” means any agreement approved for designation as such by the Notes Representative in its sole and reasonable discretion.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” has the meaning set forth in recitals.

“Collateral” means, collectively, all Factoring Collateral and all Notes Collateral.

“Common Collateral” means all Collateral that constitutes both Factoring Collateral and Notes Collateral.

“Enforcement Action” means, with respect to the Factoring Obligations or the Notes Obligations, (a) the taking of any action to enforce or realize upon any Lien in the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 8 or Article 9 of the Uniform Commercial Code or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien in the Collateral under the Factoring Documents, the Notes Documents, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, at a private or public sale, other disposition or any other means permissible under applicable law at any time that an event of default under any of the Factoring Documents or Notes Documents shall have occurred which is continuing, and (e) the exercise of any other right of liquidation against any Collateral (including the exercise of any right of recoupment or set-off or any rights against Collateral obtained pursuant to or by foreclosure of a judgment Lien obtained against any Financing Party) whether under the Factoring Documents, the Notes Documents, applicable law, in an Insolvency Proceeding or otherwise. It is specifically understood and agreed that neither (x) the notification and collection of Accounts in the ordinary course of business, nor (y) the sweeping of the Company’s depository account with Wells Fargo Bank, National Association, with account number 4241874361 and which is subject to a deposit account control agreement in favor of the Factoring Representative in the ordinary course of business, by Prestige, the Factoring Representative and/or the Factoring Secured Parties, shall constitute an Enforcement Action.

“Enforcement Expenses” shall mean all reasonable costs, expenses or fees (including fees incurred by the Factoring Representative, the Notes Representative or any attorneys or other agents or consultants retained by the Factoring Representative or the Notes Representative) that the Factoring Representative, the Notes Representative or any other Factoring Secured Party or Notes Secured Party may suffer or incur after the occurrence of a breach, default or event of default on account or in connection with (a) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral, (b) the settlement or satisfaction of any prior Lien or other encumbrance upon any Collateral, (c) the enforcement of, or any workout under or restructuring of, any of the Factoring Documents or the Notes Documents, as the case may be, or the collection of any of the Factoring Obligations or the Notes Obligations, as the case may be, (d) any Insolvency Proceeding or (e) the exercise of rights under Section 3 hereof.

“Existing Factoring Agreement” has the meaning set forth in the recitals.

“Existing Notes” has the meaning set forth in the recitals.

“Factored Accounts” has the meaning set forth in the recitals.

“Factoring Agreement” means the collective reference to (a) the Existing Factoring Agreement, (b) any Additional Factoring Agreement, (c) any Factoring Assignment and (d) any other purchase and sale agreement, credit agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial or factoring accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Factoring Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional Factoring Agreement or any other agreement or instrument referred to in this clause (c) (a “Replacement Factoring Agreement”). Any reference to a Factoring Agreement hereunder shall be deemed a reference to any Factoring Agreement then extant.

“Factoring Collateral” means all Accounts, Inventory, machinery and Equipment, Instruments, Documents, Chattel Paper, General Intangibles, whether now owned or hereafter created or acquired by the Company, wherever located, and all replacements and substitutions therefore, accessions thereto, and Products and Proceeds thereof, and all property of Company at any time in Prestige’s possession.

“Factoring Documents” means the Factoring Agreement, each Factoring Security Document, each Factoring Guarantee and each other agreement, instrument or other document from time to time executed or delivered in connection with any of the foregoing.

“Factoring Guarantee” means any guarantee by any Financing Party of any or all of the Factoring Obligations.

“Factoring Lien” means any Lien created by the Factoring Security Documents.

“Factoring Obligations” means (a) all consideration, fees, costs, discounts, penalties, expenses or other amounts in respect of the purchase and sale of the Factored Accounts or any other assets or property sold, transferred and/or purchased under the Factoring Documents, (b) all premiums, default fees (if any) (including without limitation any Post-Petition Fees) on all advances or other financial accommodations made pursuant to the Factoring Agreement by the Factoring Secured Parties, (c) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Factoring Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding, and (d) all other amounts due to the Factoring Secured Parties under the terms of the Factoring Documents. To the extent any payment with respect to any Factoring Obligation (whether by or on behalf of any Financing Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Factoring Secured Parties and the Notes Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred; provided, that “Factoring Obligations” shall not include consideration, loans, advances or similar obligations, and guarantee obligations in excess of the Maximum Factoring Obligations made or incurred under the Factoring Documents. For clarification, the financial accommodations provided by Prestige, the Factoring Representative and the Factoring Secured Parties to the Company are not loans and Prestige, the Factoring Representative and the Factoring Secured Parties do not charge interest. All transactions between Prestige, the Factoring Representative and the Factoring Secured Parties are factoring transactions and not loans, regardless of any terms otherwise used herein.

“Factoring Obligations Payment Date” means the first date on which (a) the Factoring Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full and (b) the Factoring Documents shall have been terminated and extinguished in accordance with their respective terms.

“Factoring Priority Collateral” means all Factoring Collateral consisting of the following:

(a) the Factored Accounts and any other Accounts of the Company;

(b) all goods returned by or reclaimed or repossessed from Account Debtors and all goods described in copies of invoices delivered by the Company to Prestige, the Factoring Representative and/or the Factoring Secured Parties, in each case, with respect to the Factored Accounts and any other Accounts of the Company (the “Reclaimed Goods”);

(c) to the extent evidencing or governing the Factored Accounts or any other Accounts of the Company, Instruments, Documents, Chattel (including Tangible Chattel Paper and Electronic Chattel Paper), General Intangibles (other than goodwill, intellectual property and other proprietary rights) and Supporting Obligations; provided that to the extent any such Instruments, Documents, Chattel, General Intangibles or Supporting Obligations evidences or governs Notes Priority Collateral, only that portion evidencing or governing the Factored Accounts or such other Accounts shall be included in the Factoring Priority Collateral;

(d) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto at any time evidencing or relating to any of the foregoing; provided that, to the extent any of the foregoing also relate to Notes Priority Collateral, only that portion related to the items referred to in the foregoing clauses (a) and (b) as being included in the Factoring Priority Collateral shall be included in the Factoring Priority Collateral; and

(e) (i) all Proceeds in respect of, the foregoing (which shall include proceeds of credit insurance and insurance on the Reclaimed Goods, but shall not include proceeds of any other insurance) and (ii) all collateral security and guarantees given by any Person with respect to any of the foregoing.

For purposes of clarification, and notwithstanding anything to the contrary set forth in this Agreement, (a) intellectual property and other similar or related proprietary rights shall not constitute Factoring Priority Collateral, but instead shall constitute Notes Priority Collateral, (b) Investment Property shall not constitute Factoring Priority Collateral, but shall instead constitute Notes Priority Collateral, (c) the Proceeds of business interruption insurance, other than relating to the Reclaimed Goods, shall not constitute Factoring Priority Collateral, but shall instead constitute Notes Priority Collateral, (d) the Proceeds of credit insurance and insurance on the Reclaimed Goods shall constitute Factoring Priority Collateral and shall not in any way constitute Notes Priority Collateral, provided, that it is agreed and understood that all proceeds of any insurance other than credit insurance and insurance on or relating to the Reclaimed Goods shall constitute Notes Priority Collateral and (e) all obligations owed by any Financing Party or any of its subsidiaries to any other Financing Party or any of its subsidiaries shall not constitute Factoring Priority Collateral, but shall instead constitute Notes Priority Collateral

“Factoring Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Factoring Agreement, the Factoring Representative shall be the Person identified as such in such Agreement.

“Factoring Secured Parties” means the Factoring Representative, Prestige and any other holders of the Factoring Obligations from time to time.

“Factoring Security Documents” means the Factoring Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by the Company or any subsidiary of the Company securing any Factoring Obligations or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing, to the extent permitted hereby.

“Financing Documents” shall mean, collectively, the Factoring Documents and the Notes Documents.

“Financing Party” means the Company and each direct or indirect subsidiary, affiliate or shareholder (or equivalent) of Company or any of its affiliates that is now or hereafter becomes a party to any Financing Document. All references in this Agreement to any Financing Party shall include such Financing Party as a debtor-in-possession and any receiver or trustee for such Financing Party in any Insolvency Proceeding.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Junior Collateral” shall mean with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” shall mean, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Financing Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” shall mean (a) with respect to any Factoring Priority Collateral, all Liens securing the Notes Obligations and (b) with respect to any Notes Priority Collateral, all Liens securing the Factoring Obligations.

“Junior Obligations” shall mean (a) with respect to any Factoring Priority Collateral, all Notes Obligations and (b) with respect to any Notes Priority Collateral, all Factoring Obligations.

“Junior Representative” shall mean (a) with respect to any Factoring Obligations or any Factoring Priority Collateral, the Notes Representative and (b) with respect to any Notes Obligations or any Notes Priority Collateral, the Factoring Representative.

“Junior Secured Parties” shall mean (a) with respect to the Factoring Priority Collateral, all Notes Secured Parties and (b) with respect to the Notes Priority Collateral, all Factoring Secured Parties.

“Junior Security Documents” shall mean with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” means with respect to any Lien of the Factoring Representative or Notes Representative in the Common Collateral, the order of priority of such Lien specified in Section 2.1.

“Maximum Factoring Obligations” shall mean, as of any date of determination, the amount that is equal to $12,500,000 less the aggregate amount of all permanent reductions of any maximum advance amount under the Factoring Agreement after the date hereof.

“Notes Agreement” means the collective reference to (a) the Existing Securities Purchase Agreement and the Existing Notes, (b) any Additional Notes Agreement and (c) any other credit agreement, loan agreement, securities purchase agreement, note agreement, promissory note, additional notes, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Notes Agreement, any Additional Notes Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Notes Agreement hereunder (a “Replacement Notes Agreement”). Any reference to the Notes Agreement hereunder shall be deemed a reference to any Notes Agreement then extant.

“Notes Collateral” means all assets, whether now owned or hereafter acquired by any Financing Party, in which a Lien is granted or purported to be granted to any Notes Secured Party as security for any Notes Obligation.

“Notes Creditors” means the Buyers.

“Notes DIP Financing” has the meaning set forth in Section 5.2(a).

“Notes Documents” means each Notes Agreement, each Notes Security Document, each Notes Guarantee and each other “Transaction Document” as defined in the Notes Agreement.

“Notes Guarantee” means any guarantee by any Financing Party of any or all of the Notes Obligations.

“Notes Lien” means any Lien created by the Notes Security Documents.

“Notes Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Fees) and premium (if any) on all indebtedness under the Notes Agreement or any Notes DIP Financing by the Notes Creditors, (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Notes Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding and (c) all other amounts due to the Notes Secured Parties under the terms of the Notes Documents. To the extent any payment with respect to any Notes Obligation (whether by or on behalf of any Financing Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Factoring Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Factoring Secured Parties and the Notes Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding anything to the contrary contained in this Agreement, the term “Notes Obligations” shall include, (x) Enforcement Expenses, (y) any amounts required to be paid by any Financing Party to the Notes Representative or any other Notes Secured Party on such date pursuant to any indemnity provision contained in the Notes Documents and (z) break-funding or similar payments payable to the Notes Representative and/or the Notes Secured Parties pursuant to the Notes Documents in connection with prepayment of a Notes Obligation.

“Notes Obligations Payment Date” means the first date on which (a) the Notes Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full and (b) all commitments to extend credit under the Notes Documents have been terminated.

“Notes Priority Collateral” means (a) all Collateral, other than the Factoring Priority Collateral, (b) all collateral security and guarantees in respect of any of the foregoing, (c) all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all Proceeds of insurance (including, without limitation, business interruption insurance)).

“Notes Priority Standstill Period” is defined in Section 3.2.

“Notes Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Notes Agreement, the Notes Representative shall be the Person identified as such in such Agreement.

“Notes Secured Parties” means the Notes Representative, the Notes Creditors and any other holders of the Notes Obligations.

“Notes Security Documents” means (a) any Notes Agreement, the Security Agreement (as defined in the Notes Agreement), and any other “Security Documents” as defined in the Notes Agreement and any documents that are designated under the Notes Agreement as “Notes Security Documents” for purposes of this Agreement, and (b) any other agreement, document or instrument pursuant to which a Lien is granted by the Company or any subsidiary of the Company securing any Notes Obligations or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Fees” means any discounts, fees, interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Prestige” has the meaning set forth in the preamble hereto.

“Priority Collateral” means the Factoring Priority Collateral or the Notes Priority Collateral.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral, and (b) whatever is recoverable or recovered when any Common Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Replacement Factoring Agreement” has the meaning set forth in the definition of “Factoring Agreement.”

“Replacement Notes Agreement” has the meaning set forth in the definition of “Notes Agreement.”

“Secured Obligations” shall mean the Factoring Obligations and the Notes Obligations.

“Secured Parties” means the Factoring Secured Parties and the Notes Secured Parties.

“Security Documents” means, collectively, the Factoring Security Documents and the Notes Security Documents.

“Senior Collateral” shall mean with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” shall mean, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Financing Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” shall mean (a) with respect to the Factoring Priority Collateral, all Liens securing the Factoring Obligations and (b) with respect to the Notes Priority Collateral, all Liens securing the Notes Obligations.

“Senior Obligations” shall mean (a) with respect to any Factoring Priority Collateral, all Factoring Obligations and (b) with respect to any Notes Priority Collateral, all Notes Obligations.

“Senior Obligations Payment Date” shall mean (a) with respect to Factoring Obligations, the Factoring Obligations Payment Date and (b) with respect to any Notes Obligations, the Notes Obligations Payment Date.

“Senior Representative” shall mean (a) with respect to any Factoring Priority Collateral, the Factoring Representative and (b) with respect to any Notes Priority Collateral, the Notes Representative.

“Senior Secured Parties” shall mean (a) with respect to the Factoring Priority Collateral, all Factoring Secured Parties and (b) with respect to the Notes Priority Collateral, all Notes Secured Parties.

“Senior Security Documents” shall mean with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Unasserted Contingent Obligations” shall mean, at any time, Factoring Obligations or Notes Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding the outstanding advances, principal of, and interest, discounts and premium (if any) on, and fees and expenses relating to, any Factoring Obligation or Notes Obligation, as applicable) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Factoring Obligations or Notes Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.3 Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priority.

2.1 Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a) any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b) any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

2.2 Prohibition on Contesting Liens. In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3 Nature of Obligations. The parties hereto agree and acknowledge that the terms of the Factoring Obligations may not be materially modified, extended or amended, and that the aggregate amount of the Factoring Obligations may not be increased, replaced or refinanced, in each event, without prior written notice to and consent by the Notes Secured Parties, which consent will not be unreasonably withheld, conditioned or delayed and without affecting the provisions hereof. The Factoring Representative on behalf of itself and the other Factoring Secured Parties acknowledges that Notes Obligations may be replaced or refinanced without notice to or consent by the Factoring Secured Parties and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Factoring Obligations or the Notes Obligations, or any portion thereof.

2.4 No New Liens.

(a) Until the Notes Obligations Payment Date, no Financing Party shall grant or permit any Liens in favor of the Factoring Representative or any other Factoring Secured Party on any assets of any Financing Party securing any Factoring Obligation unless such Financing Party has offered to grant, or substantially contemporaneously grants, a Lien therein in favor of the Notes Representative, and if granted, such Lien shall be subject to the Lien Priority set forth herein. If any Factoring Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Financing Party securing any Factoring Obligation which assets are not also subject to the Lien of the Notes Representative under the Notes Documents, subject to the Lien Priority set forth herein, then the Factoring Representative (or the relevant Factoring Secured Party) shall, without the need for any further consent of any other Factoring Secured Party and notwithstanding anything to the contrary in any other Factoring Document be deemed to also hold and have held such Lien for the benefit of the Notes Representative as security for the Notes Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Notes Representative in writing of the existence of such Lien.

(b) Until the Factoring Obligations Payment Date, no Financing Party shall grant or permit any Liens in favor of the Notes Representative or any other Notes Secured Party on any assets of any Financing Party securing any Notes Obligation unless such Financing Party has offered to grant, or substantially contemporaneously grants, a Lien therein in favor of the Factoring Representative, and if granted, such Lien shall be subject to the Lien Priority set forth herein. If any Notes Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Financing Party securing any Notes Obligation which assets are not also subject to the Lien of the Factoring Representative under the Factoring Documents, subject to the Lien Priority set forth herein, then the Notes Representative (or the relevant Notes Secured Party) shall, without the need for any further consent of any other Notes Secured Party and notwithstanding anything to the contrary in any other Notes Document be deemed to also hold and have held such lien for the benefit of the Factoring Representative as security for the Factoring Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Factoring Representative in writing of the existence of such Lien.

2.5 Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the Factoring Security Documents and the Notes Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Notes Obligations are fundamentally different from the Factoring Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Factoring Secured Parties and the Notes Secured Parties in respect of the Common Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the Factoring Secured Parties and the Notes Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Factoring Obligation claims and Notes Obligation claims against the Financing Parties (with the effect being that, to the extent that the aggregate value of the Factoring Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties)), the Factoring Secured Parties or the Notes Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, repayment of advances, pre-petition interest, discounts and fees and other claims, all amounts owing in respect of Post-Petition Fees that is available from each pool of Priority Collateral for each of the Factoring Secured Parties and the Notes Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6 Agreements Regarding Actions to Perfect Liens.

(a) Each of the Factoring Representative and the Notes Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the Factoring Security Documents or the Notes Security Documents, as applicable, such possession or control is also for the benefit of the Notes Representative and the other Notes Secured Parties or the Factoring Representative and the other Factoring Secured Parties, as applicable, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Factoring Representative or the Notes Representative (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Notes Representative, any other Notes Secured Party, the Factoring Representative or any other Factoring Secured Party, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the Factoring Security Documents and the Notes Security Documents, as applicable, provided that (i) subsequent to the occurrence of the Factoring Obligations Payment Date (so long as the Notes Obligations Payment Date shall not have occurred), the Factoring Representative shall (A) deliver to the Notes Representative, at the Financing Parties’ sole cost and expense, any Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Notes Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and (ii) subsequent to the occurrence of the Notes Obligations Payment Date (so long as the Factoring Obligations Payment Date shall not have occurred), the Notes Representative shall (A) deliver to the Factoring Representative, at the Financing Parties’ sole cost and expense, any Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Factoring Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Factoring Secured Parties and the Notes Secured Parties and shall not impose on the Factoring Secured Parties or the Notes Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

SECTION 3. Enforcement Rights

3.1 Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Financing Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party; provided, however, that notwithstanding the foregoing (i) the Factoring Secured Parties shall provide the Notes Secured Parties prior written notice of any Enforcement Action, (ii) the Notes Representative or any other Notes Secured Party may exercise any of its rights or remedies (including, undertake any Enforcement Action) with respect to the Factoring Priority Collateral after the termination of the Notes Priority Standstill Period and (iii) the Notes Secured Parties shall provide the Factoring Secured Parties prior written notice of any Enforcement Action. Upon the occurrence and during the continuance of a default or an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents.

3.2 Standstill and Waivers.

(a) Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred:

(i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(iii) they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(iv) they will not institute, or assert, in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to (including set-off), or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral (including the exercise of any right under any lockbox agreement or account control agreement (but excluding any such lockbox or deposit account that does not receive proceeds of Senior Collateral); and

(vi) they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral;

provided, that, notwithstanding anything in this Agreement to the contrary:

i. the Notes Representative and any other Notes Secured Party may exercise any or all rights and remedies (including, without limitation, undertake any Enforcement Action or any other action described in the foregoing subsections (a)(i) through (vi) of this Section 3.2) with respect to the Factoring Priority Collateral after the passage of a period of ninety (90) days from the date of the declaration of a breach, default or event of default under the Factoring Agreements (the “Notes Priority Standstill Period”), with prior notice to Prestige (provided, that the failure to give such notice shall not prejudice the rights of the Notes Representative or the other Notes Secured Parties hereunder); provided, however, that notwithstanding anything herein to the contrary, neither the Notes Representative nor any other Notes Secured Party will exercise any rights or remedies with respect to any Factoring Priority Collateral if, notwithstanding the expiration of the Notes Priority Standstill Period, the Factoring Representative or the other Factoring Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any material portion of the Factoring Priority Collateral and are pursuing in good faith the exercise thereof; and provided, further, however that nothing in this clause i. shall be construed to authorize the Notes Representative or any other Notes Secured Party to sell any Factoring Priority Collateral free of the Lien of the Factoring Representative or any other Factoring Secured Party.

ii. the Junior Representative may take any action (not adverse to the prior Liens on the Senior Collateral securing the Senior Obligations, or the rights of the Senior Representative or any other Senior Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Senior Collateral in accordance with applicable law and in a manner not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 5);

iii. the Junior Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties, including any claims secured by the Senior Collateral, if any, in each case in accordance with applicable law and in a manner not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 5);

iv. the Junior Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Financing Parties arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case in accordance with applicable law and not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 5);

v. the Junior Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in a manner not in contravention of the terms of this Agreement;

vi. the Junior Secured Parties shall be entitled to join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Senior Collateral of the Senior Representative initiated by such Senior Representative to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an Enforcement Action by such Senior Representative (it being understood that neither the Junior Representative nor any Junior Secured Party shall be entitled to receive any proceeds from the Senior Collateral unless otherwise expressly permitted herein);

vii. subject to Section 3.2(a)(ii), the Junior Secured Parties shall be entitled to inspect, appraise or value the Collateral (and to engage or retain investment bankers or appraisers for the purposes of appraising or valuing the Collateral) or to receive information or reports concerning the Collateral, in each case pursuant to the terms of the Factoring Documents or Notes Documents, as applicable, or applicable law;

viii. subject to Section 3.2(a)(ii), the Junior Secured Parties shall be entitled to take any action to seek and obtain specific performance or injunctive relief to compel a Financing Party to comply with (or not to violate or breach) an obligation under the Factoring Documents or Notes Documents, as applicable; provided that such action does not include any action by a Junior Secured Party to seek specific performance or injunctive relief against any Senior Secured Party or the disposition of any such Senior Secured Party’s Senior Collateral in contravention of the other provisions of this Agreement;

ix. the Junior Representative shall be entitled to bid for Collateral at any public or private sale thereof, provided that (A) such Junior Representative does not challenge the bid of the Senior Representative for its Senior Collateral other than by the submission of a competing bid, (B) each Senior Secured Party may subject to the terms of its Security Documents offset its Senior Obligations against the purchase price for the Senior Collateral and (C) if such sale includes Junior Collateral and Senior Collateral, the Junior Secured Parties may only bid cash with respect to the Senior Collateral; provided, that the cash portion of any such bid need not exceed the amount of the Factoring Obligations or the Notes Obligations, as applicable, in respect of such Senior Collateral; and

x. the Junior Secured Parties shall be entitled to enforce the terms of any subordination agreement with any Person (other than a Financing Party) with respect to debt of a Financing Party that is subordinated to the Factoring Obligations or the Notes Obligations provided (A) prior written notice of such action is provided to each of the Factoring Agent and the Notes Agent, (B) no such action includes any Enforcement Action, (C) any payment or other property received by any such Junior Secured Party from such Person, to the extent resulting from a transfer of property or an interest in property of any Financing Party, shall be deemed to be proceeds of Collateral subject to the other terms of this Agreement and (D) any other payments received by such Junior Secured Party in connection with such action shall otherwise be subject to the terms of such subordination agreement with such Person, any related subordination agreement with either or both of the Factoring Representative and the Notes Representative and this Agreement.

(b) The Notes Representative agrees not to exercise any Enforcement Action (other than those described in clauses ii.-x. directly above) against the Notes Priority Collateral after the occurrence and during the continuance of a breach, default or event of default under the Notes Documents (other than any such breach, default or event of default resulting from or in connection with a Bankruptcy Event (as defined in the Existing Notes)), until after the passage of a period of thirty (30) days from the date of such breach, default or event of default under the Notes Agreements.

3.3 Judgment Creditors. In the event that any Notes Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Factoring Liens and the Factoring Obligations) to the same extent as all other Liens securing the Notes Obligations are subject to the terms of this Agreement. In the event that any Factoring Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Notes Liens and the Notes Obligations) to the same extent as all other Liens securing the Factoring Obligations are subject to the terms of this Agreement.

3.4 Cooperation; Sharing of Information and Access.

(a) The Notes Representative, on behalf of itself and the other Notes Secured Parties, agrees that each of them shall take such actions as the Factoring Representative shall reasonably request in connection with the exercise by the Factoring Secured Parties of their rights set forth herein in respect of the Factoring Priority Collateral. The Factoring Representative, on behalf of itself and the other Factoring Secured Parties, agrees that each of them shall take such actions as the Notes Representative shall request in connection with the exercise by the Notes Secured Parties of their rights set forth herein in respect of the Notes Priority Collateral.

(b) In the event that the Factoring Representative shall, in the exercise of its rights under the Factoring Security Documents or otherwise, receive possession or control of any books and Records of any Financing Party which contain information identifying or pertaining to the Notes Priority Collateral, the Factoring Representative shall promptly notify the Notes Representative of such fact and, upon request from the Notes Representative and as promptly as practicable thereafter, either make available to the Notes Representative such books and Records for inspection and duplication or provide to the Notes Representative copies thereof. In the event that the Notes Representative shall, in the exercise of its rights under the Notes Security Documents or otherwise, receive possession or control of any books and records of any Financing Party which contain information identifying or pertaining to any of the Factoring Priority Collateral, the Notes Representative shall promptly notify the Factoring Representative Agent of such fact and, upon request from the Factoring Representative and as promptly as practicable thereafter, either make available to the Factoring Representative such books and records for inspection and duplication or provide the Factoring Representative copies thereof.

(c) The Factoring Representative, on behalf of itself and the other Factoring Secured Parties, agrees that it shall promptly notify the Notes Representative of the occurrence or existence of a material breach, default or event of default under the Factoring Agreements. The Company agrees that it shall promptly notify the Factoring Representative of the occurrence or existence of a material breach, default or event of default under the Notes Agreements. Except to the extent the failure to provide notice is reasonably expected to harm the Notes Representative, the failure to provide the notices in this subsection shall not expose the Factoring Representative to any liability or affect their rights hereunder.

3.5 No Additional Rights For the Financing Parties Hereunder. Except as provided in Section 3.6 hereof, if any Factoring Secured Party or Notes Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Financing Party shall be entitled to use such violation as a defense to any action by any Factoring Secured Party or Notes Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Factoring Secured Party or Notes Secured Party.

3.6 Actions Upon Breach.

(a) If any Factoring Secured Party or Notes Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Financing Party or the Common Collateral, such Financing Party, with the prior written consent of the Factoring Representative or the Notes Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any Factoring Secured Party or Notes Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Financing Party.

(b) Should any Factoring Secured Party or Notes Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Factoring Secured Party or Notes Secured Party (in its own name or in the name of the relevant Financing Party), as applicable, or the relevant Financing Party, with the prior written consent of the Factoring Representative or the Notes Representative, as applicable, may obtain relief against such Factoring Secured Party or Notes Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Factoring Representative on behalf of each Factoring Secured Party and the Notes Representative on behalf of each Notes Secured Party that (i) the Factoring Secured Parties’ or Notes Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Notes Secured Party or Factoring Secured Party, as applicable, waives any defense that the Financing Parties and/or the Notes Secured Parties and/or Factoring Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7 Rights As Unsecured Creditors. Except as otherwise set forth in Section 2, and subject to Section 3.3, the Junior Representative and the other Junior Secured Parties may exercise rights and remedies as unsecured creditors against any Financing Party that is obligated with respect to or has guaranteed the Junior Obligations in accordance with the terms of the Junior Security Documents and applicable law to the extent such exercise of rights and remedies is not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 2 hereof). Except as otherwise set forth in Section 2, nothing in this Agreement shall prohibit the receipt by the Junior Representative or any other Junior Secured Parties of the required payments of interest, principal, discounts, fees, reimbursement and other amounts in respect of the Junior Obligations so long as such receipt is not from Proceeds resulting from the exercise by the Junior Representative or any other Junior Secured Parties of rights or remedies as a secured creditor (including set-off) in respect of the Senior Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Notwithstanding the foregoing, the Factoring Secured Parties shall give the Notes Secured Parties not less than fifteen (15) Business Days written notice prior to the filing of an involuntary bankruptcy petition against any Financing Party, and the Notes Secured Parties shall give the Factoring Secured Parties not less than fifteen (15) Business Days written notice prior to the filing of an involuntary bankruptcy petition against any Financing Party.

SECTION 4. Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance

4.1 Application of Proceeds.

(a) Application of Proceeds of Senior Collateral. The Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral upon the exercise of remedies by any of the Senior Representative, the Junior Representative or any other Secured Party, shall be applied, first, to the payment of reasonable costs and expenses (including reasonable attorneys fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action,

second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date, together, with respect to the Factoring Obligations, with the concurrent permanent reduction of the Maximum Factoring Obligations in an amount equal to the aggregate amount of payment of the Factoring Obligations, third, to the payment of the Junior Obligations in accordance with the terms thereof, and fourth, the balance, if any, to the Financing Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c) Segregation of Collateral. Until the Senior Obligations Payment Date has occurred, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Releases of Liens. Upon any release, sale or disposition of Senior Collateral. (a) permitted pursuant to the terms of both the Factoring Documents and the Notes Documents that results in the release of the Senior Lien on any Senior Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action) (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date) or (b) in connection with the exercise by the Senior Representative of any rights or remedies in respect of all or a material portion of the Senior Collateral, including one or more sales, leases, exchanges, transfers or other dispositions of all or a material portion of the Senior Collateral, in each case, at such time as the proceeds of such sales, leases, exchanges, transfers or other dispositions are applied as a concurrent permanent reduction of the (i) if the Senior Representative is Notes Representative, the Notes Obligations and (ii) if the Senior Representative is the Factoring Representative, the Factoring Obligations in an amount equal to the aggregate amount of such payment, the Junior Lien on such Senior Collateral (excluding any proceeds thereof) shall be automatically and unconditionally released with no further consent or action of any Person. The Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall reasonably request to evidence any release of the Junior Lien described in this Section 4.2. The Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion (but only if the Junior Representative fails to promptly execute any and all releases or instruments reasonably requested by the Senior Representative in connection therewith), for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Insurance. (a) Proceeds of Common Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The Factoring Representative shall have the sole and exclusive right, as against the Notes Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Factoring Priority Collateral. The Notes Representative shall have the sole and exclusive right, as against the Factoring Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Notes Priority Collateral. All proceeds of such insurance shall be remitted to the Factoring Representative or the Notes Representative, as the case may be, and each of the Notes Representative and Factoring Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Except as permitted under Section 3.2, until the occurrence of the Senior Obligations Payment Date, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise.

5.2 Financing Matters.

(a) The Factoring Representative agrees, on behalf of itself and the other Factoring Secured Parties, that if any Financing Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Factoring Obligations Payment Date or the Notes Obligations Payment Date, and the Notes Secured Parties desire to provide financing to any Financing Party under the Bankruptcy Code (any such financing, “Notes DIP Financing”), the Notes Secured Parties shall not be obligated to obtain the consent of any other party hereto (other than as set out in the proviso to this clause (a)) to such Notes DIP Financing and may provide such Notes DIP Financing in any amount or manner as it so determines (other than as set out in the proviso to this clause (a)); provided, that, the Notes Secured Parties shall not, without the written consent of the Factoring Representative, provide any Notes DIP Financing under Section 364(d) of the Bankruptcy Code that would result in the creation of a Lien senior to the Factoring Secured Parties’ Lien over the Factoring Priority Collateral.

(b) All Liens granted to the Notes Representative or the Factoring Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3 Relief From the Automatic Stay. Until the Notes Obligations Payment Date, the Factoring Representative agrees, on behalf of itself and the other Factoring Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Notes Priority Collateral, (a) without the prior written consent of the Notes Representative or (b) unless and to the extent that the Notes Representative has obtained relief from such stay in respect of the Notes Priority Collateral. Until the Factoring Obligations Payment Date, the Notes Representative agrees, on behalf of itself and the other Notes Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Factoring Priority Collateral, (a) without the prior written consent of the Factoring Representative or (b) unless and to the extent that the Factoring Representative has obtained relief from such stay in respect of the Factoring Priority Collateral.

5.4 No Contest. The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable), or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

5.5 Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Financing Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

5.6 Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released their Liens on such assets.

5.7 Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative.

5.8 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Amendments to Factoring Documents.

6.1 Each Financing Party and the Factoring Representative, on behalf of itself and the Factoring Secured Parties, agrees that without the prior written consent of the Notes Representative, no Factoring Document may be otherwise amended, amended and restated, supplemented or modified or entered into.

SECTION 7. Purchase Options.

7.1 Notice of Exercise.

(a) At any time during the exercise period described in clause (b) below of this Section 7.1, any Person or Persons at any time or from time to time designated by the Notes Representative, shall have the option at any time upon three (3) Business Days’ prior written notice to the Factoring Representative to purchase all of the Factoring Obligations from the Factoring Secured Parties. Such notice from such Notes Creditors to the Factoring Representative shall be irrevocable.

(b) The right to purchase the Factoring Obligations as described in Section 7.1(a) may be exercised by giving the irrevocable written notice described in Section 7.1(a) at any time after the date of the occurrence of any of the following: (i) a breach, default or event of default has occurred and is continuing under the Factoring Documents and remains uncured or unwaived for at least thirty (30) consecutive days and the requisite Factoring Secured Parties have not agreed to forbear from the exercise of remedies, (ii) the maturity of the Factoring Obligations has been accelerated pursuant to a written notice delivered by the Factoring Representative to any Financing Party based on a breach, default or event of default under the Factoring Documents, (iii) the Factoring Representative shall have commenced, or shall have notified the Notes Representative that it intends to commence, the exercise of any of its rights and remedies with respect to any Collateral, or shall have commenced, or shall have notified the Notes Representative that it intends to commence, the exercise of any of its rights and remedies with respect to any Financing Party to collect the Factoring Obligations, all in accordance with the Factoring Documents, (iv) a payment default or event of default has occurred and is continuing under the Notes Documents for at least seven (7) consecutive days and has not been waived in accordance with the terms of the Notes Documents, (v) the commencement of an Insolvency Proceeding with respect to any Financing Party or (vi) the Existing Factoring Agreement shall have been amended, supplemented, modified or changed in violation of this Agreement.

7.2 Purchase and Sale. On the date specified by the relevant Notes Creditors in the notice contemplated by Section 7.1(a) above (which shall not be less than three (3) Business Days after the receipt by the Factoring Representative of the notice of the relevant Notes Creditor’s election to exercise such option), the Factoring Secured Parties shall sell to the relevant Notes Creditors, and the relevant Notes Creditors shall purchase from the Factoring Secured Parties, the Factoring Obligations, provided that, (i) the Notes Creditors shall not be deemed to be assuming any liabilities or obligations of the Factoring Secured Parties under the Factoring Documents (other than the obligation to fund advances in the ordinary course) and (ii) the Factoring Representative and the Factoring Secured Parties shall retain all rights to be indemnified or held harmless by the Financing Parties in accordance with the terms of the Factoring Documents but shall not retain any other rights therefor.

7.3 Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Notes Creditors shall (a) pay to the Factoring Representative for the benefit of the Factoring Secured Parties (with respect to a purchase of the Factoring Obligations) as the purchase price therefor the full amount of all the Factoring Obligations then outstanding and unpaid (including advances, discounts, outstanding Factored Accounts, fees and expenses (including reasonable attorneys’ fees and legal expenses), prepayment premiums, default penalties, minimums, termination or similar fees). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the Factoring Representative may designate in writing for such purpose.

7.4 Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the Factoring Representative) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the Factoring Obligations being purchased from it, (b) that such Factoring Secured Party owns the Factoring Obligations free and clear of any Liens or encumbrances and (c) that such Factoring Secured Party has the right to assign such Factoring Obligations and the assignment is duly authorized.

SECTION 8. Reliance; Waivers; etc.

8.1 Reliance. The Factoring Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Notes Representative, on behalf of it itself and the other Notes Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the Factoring Representative and the other Factoring Secured Parties. The Notes Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Factoring Representative, on behalf of itself and the other Factoring Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Notes Representative and the other Notes Secured Parties.

8.2 No Warranties or Liability. The Notes Representative and the Factoring Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other Factoring Document or any Notes Document. Except as otherwise provided in this Agreement, the Notes Representative and the Factoring Representative will be entitled to manage and supervise the respective extensions of credit to any Financing Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Financing Party with the terms and conditions of any of the Factoring Documents or the Notes Documents.

SECTION 9. Obligations Unconditional.

All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document, solely to the extent not in violation of this Agreement;

(c) any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Financing Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Financing Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 10. Miscellaneous.

10.1 Rights of Subrogation. The Notes Representative, for and on behalf of itself and the Notes Secured Parties, agrees that no payment to the Factoring Representative or any Factoring Secured Party pursuant to the provisions of this Agreement shall entitle the Notes Representative or any Notes Secured Party to exercise any rights of subrogation in respect thereof until the Factoring Obligations Payment Date; provided, that notwithstanding anything to the contrary contained in this Agreement, the Notes Representative and the Notes Secured Parties shall be permitted to take any such actions, or shall not be required to refrain from any such actions, as applicable, after the passage of the Notes Priority Standstill Period. The Factoring Representative agrees to execute such documents, agreements, and instruments as the Notes Representative or any Notes Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Factoring Obligations resulting from payments to the Factoring Representative by such Person, so long as all reasonable costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Factoring Representative are paid by such Person upon request for payment thereof. The Factoring Representative, for and on behalf of itself and the Factoring Secured Parties, agrees that no payment to the Notes Representative or any Notes Secured Party pursuant to the provisions of this Agreement shall entitle the Factoring Representative or any Factoring Secured Party to exercise any rights of subrogation in respect thereof until the Notes Obligations Payment Date. Following the Notes Obligations Payment Date, the Notes Representative agrees to execute such documents, agreements, and instruments as the Factoring Representative or any Factoring Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Notes Obligations resulting from payments to the Notes Representative by such Person, so long as all reasonable costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Notes Representative are paid by such Person upon request for payment thereof.

10.2 Further Assurances. Each of the Notes Representative and the Factoring Representative will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Factoring Representative or the Notes Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Factoring Document or any Notes Document, the provisions of this Agreement shall govern.

10.4 Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier of (i) the Factoring Obligations Payment Date and (ii) the Notes Obligations Payment Date. This is a continuing agreement and the Factoring Secured Parties and the Notes Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit, advances and/or other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Financing Party on the faith hereof, subject to the provisions of this Agreement.

10.5 Amendments; Waivers.

(a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Factoring Representative and the Notes Representative, and, in the case of amendments or modifications that directly affect the rights or duties of any Financing Party, such Financing Party.

(b) It is understood that the Factoring Representative and the Notes Representative, without the consent of any other Factoring Secured Party or Notes Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Financing Parties become Factoring Obligations or Notes Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes Factoring Obligations or Notes Obligations, provided, that such Additional Debt is permitted to be incurred by this Agreement, the Factoring Agreement and the Notes Agreement, in each case then extant, and is permitted by said agreements to be subject to the provisions of this Agreement as Factoring Obligations or Notes Obligations, as applicable.

10.6 Information Concerning Financial Condition of the Financing Parties. Each of the Notes Representative and the Factoring Representative hereby assume responsibility for keeping itself informed of the financial condition of the Financing Parties and all other circumstances bearing upon the risk of nonpayment of the Factoring Obligations or the Notes Obligations. The Notes Representative and the Factoring Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the Factoring Documents and Notes Documents). In the event the Notes Representative or the Factoring Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.7 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

10.8 Submission to Jurisdiction; JURY TRIAL WAIVER.

(a) Each Factoring Secured Party, each Notes Secured Party and each Financing Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any Factoring Secured Party or Notes Secured Party may otherwise have to bring any action or proceeding against any Financing Party or its properties in the courts of any jurisdiction.

(b) Each Factoring Secured Party, each Notes Secured Party and each Financing Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, (i) any notice to be provided to a Financing Party shall be sent to the Financing Parties’ following address: 3753 Howard Hughes Parkway, Suite 200-849, Las Vegas, NV 89169 (until notice of a change thereof is delivered as provided in this Section 10.9), and (ii) the addresses of the other parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be as set forth below each party’s name on the signature pages hereof, or, at such other address as may be designated by such party in a written notice to all of the other parties.

10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Factoring Secured Parties and Notes Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any Factoring Secured Party or any Notes Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the Factoring Documents or the Notes Documents, as applicable, or to demand payment under any guarantee in respect thereof.

10.14 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that neither this Agreement, nor any part hereof, shall be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15 Additional Financing Parties. The Company shall cause each Person that becomes a Financing Party after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.

10.16 Consent to Notes Obligations. The Factoring Representative, on behalf of itself and the Factoring Secured Parties, hereby consents to the incurrence by the Company and the other Financing Parties of all Notes Obligations and the entry into and performance of all Notes Documents at any time and from time to time, notwithstanding the provisions of Section 5(i) of the Existing Factoring Agreement or any other prohibition on the incurrence of Liens or indebtedness contained in any Factoring Agreement.

10.17 Existing Factoring Agreement Representations and Warranties. The Financing Parties represent and warrant that (i) there have been no material modifications, amendments or variations to the Existing Factoring Agreement other than those listed in the recitals hereto and (ii) upon this Agreement taking effect, the execution and delivery of the Note Documents will not conflict with, constitute a default under, or constitute a breach of, the Existing Factoring Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PRESTIGE CAPITAL FINANCE, LLC, as
successor by merger to PRESTIGE CAPITAL
CORPORATION, as Factoring Representative for
and on behalf of the Factoring Secured Parties

By:

Name:	Alan R. Eliasof

Title:	Chief Executive Officer

Address for Notices:

400 Kelby Street, 10th Flr
Fort Lee, NJ 07024

EMPERY TAX EFFICIENT, LP, as Notes
Representative for and on behalf of the Notes
Secured Parties

By:
Name:
Title:

Address for Notices:

Empery Tax Efficient, LP
c/o Empery Asset Management, LP,
1 Rockefeller Plaza, Suite 1205
New York, NY 10020
Attn: Brett S. Director

Email: notices@emperyam.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PRESTIGE CAPITAL FINANCE, LLC, as
successor by merger to PRESTIGE CAPITAL
CORPORATION, as Factoring Representative for
and on behalf of the Factoring Secured Parties

By:
Name:
Title:

Address for Notices:

400 Kelby Street, 10th Flr
Fort Lee, NJ 07024

EMPERY TAX EFFICIENT, LP, as Notes
Representative for and on behalf of the Notes
Secured Parties

By:	Empery Asset Management, LP, its authorized agent

By:
Name:	Brett Director
Title:	General Counsel of Empery Asset
Management, LP, its authorized agent

Address for Notices:

Empery Tax Efficient, LP
c/o Empery Asset Management, LP,
1 Rockefeller Plaza, Suite 1205
New York, NY 10020
Attn: Brett S. Director

Email: notices@emperyam.com

[Signature Page to Intercreditor Agreement]

FINANCING PARTIES:

MUSCLEPHARM CORPORATION

By:
Name:	Sabina Rizvi
Title:	President and Chief Financial Officer

CANADA MUSCLEPHARM ENTERPRISES CORP.

By:
Name:	Sabina Rizvi
Title:	Chief Financial Officer

ANNEX 1

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of ________ ____, 200_, is executed by ________________________________, a _________________ (the “New Subsidiary”) in favor of PRESTIGE CAPITAL CORPORATION (“Factoring Representative”) and EMPERY TAX EFFICIENT, LP (“Notes Representative”), in their capacities as Factoring Representative and Notes Representative, respectively, under that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of October 13, 2021 among the Factoring Representative, the Notes Representative, MusclePharm Corporation, a Nevada corporation and each of the other Financing Parties party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

The New Subsidiary, for the benefit of the Factoring Representative and the Notes Representative, hereby agrees as follows:

1. The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Financing Party under the Intercreditor Agreement and shall have all of the obligations of a Financing Party thereunder as if it had executed the Intercreditor Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2. The address of the New Subsidiary for purposes of Section 10.9 of the Intercreditor Agreement is as follows:

_______________________________

_______________________________

_______________________________

3. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

EXHIBIT F

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT is made as of October 13, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among RYAN DREXLER, an individual (“Subordinated Creditor”), MUSCLEPHARM CORPORATION, a Nevada corporation (“Borrower”), and EMPERY TAX EFFICIENT, LP, as representative on behalf of the buyers party to the Securities Purchase Agreement referred to below (“Senior Creditor”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement among Borrower and each of the buyers party thereto dated as of the date hereof, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”; capitalized terms used in this Agreement without definition shall have the meanings ascribed thereto in the Securities Purchase Agreement), (i) Borrower has agreed to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, has agreed to purchase from the Borrower, securities of the Borrower pursuant to the terms and conditions thereof, including the Notes (as defined in the Securities Purchase Agreement) (such Notes as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Notes”) and (ii) the Borrower and each of its present and future subsidiaries have agreed to grant a security interest in and Lien upon, and otherwise pledge, all of its personal property and assets to Senior Creditor to secure the Borrower’s obligations under the Securities Purchase Agreement, the Notes and the other Transaction Documents pursuant to the Security Agreement and the other Security Documents;

WHEREAS, Subordinated Creditor has made loans to Borrower pursuant to (i) that certain Secured Revolving Promissory Note dated as of October 15, 2020 issued by Borrower to Subordinated Creditor in the maximum principal amount of $3,000,000, as amended and restated by that certain Convertible Secured Promissory Note dated as of August 13, 2021 and (ii) that certain Amended and Restated Convertible Secured Promissory Note dated as of August 21, 2020 in the maximum principal amount of $2,735,199 issued by Borrower to Subordinated Creditor, as amended and restated pursuant to that certain Convertible Secured Promissory Note dated as of November 29, 2020 issued by Borrower to Subordinated Creditor in the maximum principal amount of $2,871,967, as amended by that certain Amendment to Convertible Secured Promissory Note dated as of August 13, 2021, (collectively, the obligations of the Borrower with respect to the foregoing, in each case as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Subordinated Notes”, which, in each case, are secured by a security interest and Lien upon all Borrower’s personal property and assets pursuant to that certain Sixth Amended and Restated Security Agreement dated as of November 29, 2020, by and between Subordinated Creditor and Borrower) (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Subordinated Security Agreement”);

WHEREAS, a condition precedent to the effectiveness of the Securities Purchase Agreement is the execution and delivery of this Agreement by Senior Creditor, Subordinated Creditor and the Borrower; and

WHEREAS, the parties hereto desire to enter into this Agreement for the purposes set forth herein;

NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Creditor, Subordinated Creditor and Borrower hereby agree as follows:

1. Notwithstanding any provision of the Subordinated Notes, the Subordinated Security Agreement, any other instrument, agreement or other document now or hereafter evidencing or securing the payment of the whole or any part of the indebtedness and other obligations incurred thereunder or any instrument, agreement or other document now or hereafter evidencing or securing any other indebtedness or other obligations incurred from time to time by the Borrower or any of its subsidiaries (all of the foregoing, collectively, the “Subordinated Loan Documents”) prohibiting or restricting the following actions, Subordinated Creditor hereby consents to Borrower’s and its subsidiaries’ execution and delivery of, and performance under, the Securities Purchase Agreement, the Notes and the other Transaction Documents, including the incurrence of the Senior Debt (as defined below) by Borrower (and its subsidiaries, as applicable) pursuant to the Transaction Documents, and the grant by Borrower and its subsidiaries of a security interest and lien on all of its personal property and assets to Senior Creditor to secure the Senior Debt.

2. Subordinated Creditor hereby subordinates any Lien Subordinated Creditor may have in the Collateral (as defined in the Security Agreement) to any security interest or lien Senior Creditor may have in the Collateral. Notwithstanding the respective dates of attachment or perfection of the security interest of Subordinated Creditor and the security interest of Senior Creditor, the security interest of Senior Creditor in the Collateral shall at all times be prior to the security interest of Subordinated Creditor in the Collateral until Full Payment (as defined below). The parties hereto agree that the Subordinated Debt shall not be secured other than as expressly provided in the Subordinated Loan Documents on the date hereof.

3. All loans, advances, debts, liabilities, obligations, debit balances, covenants and duties at any time or times owed by Borrower or any of its subsidiaries to Subordinated Creditor or to any Person owned or controlled by Subordinated Creditor under the Subordinated Notes, the Subordinated Security Agreement, the other Subordinated Loan Documents or otherwise (collectively, the “Subordinated Debt”), are subordinated in right of payment to (a) all loans, advances, debts, liabilities, obligations, debit balances, covenants and duties at any time or times owed by Borrower or any of its subsidiaries to Senior Creditor under the Securities Purchase Agreement, the Notes or any other Transaction Document (together with the Securities Purchase Agreement and the Notes, collectively, the “Senior Loan Documents”), whether now or hereafter created, incurred or arising, and whether direct or indirect, absolute or contingent, secured or unsecured, primary or secondary, joint or several, liquidated or unliquidated, due or to become due, now existing or hereafter arising, (b) all loans made or credit extended by Senior Creditor to Borrower or any of its subsidiaries during the pendency of any Insolvency Proceeding (as defined below) of Borrower or any of its subsidiaries, (c) all interest, fees, charges, expenses and attorneys’ fees for which Borrower or any of its subsidiaries is now or hereafter becomes liable to pay to Senior Creditor under the Senior Loan Documents or by law (including all interest, legal fees and other charges that accrue or are incurred in connection with any of the Senior Debt (as defined below) during the pendency of any Insolvency Proceeding of Borrower or any of its subsidiaries, whether or not Senior Creditor is authorized by 11 U.S.C. Section 506 or otherwise to claim or collect any such interest, legal fees or other charges from Borrower or any of its subsidiaries), (d) any renewals, extensions, replacements or refinancings of any of the foregoing and (e) all costs and expenses at any time incurred by Senior Creditor in connection with its enforcement of rights or exercise of remedies under any of the Senior Loan Documents or applicable law or in equity to collect any of the Senior Debt, enforce any lien or security interest of Senior Creditor or otherwise enforce any provisions of any of the Senior Loan Documents, or protect or preserve any of the Collateral or defend any lien or security interest of Senior Creditor therein against the claims of third parties (clauses (a) through (e) above, collectively, the “Senior Debt”). As used herein, “Insolvency Proceeding” means (x) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (y) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under the Bankruptcy Code or other applicable law.

4. Subordinated Creditor will not demand or receive from Borrower or any of its subsidiaries (and neither Borrower nor any of its subsidiaries will pay to Subordinated Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Subordinated Creditor exercise any right or remedy under any Subordinated Loan Document or with respect to any Collateral, or any other right or remedy available at law or equity, nor will Subordinated Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower or any of its subsidiaries, until (a) the Senior Debt has been indefeasibly paid in full in cash, (b) the Transaction Documents have been terminated and (c) no claims, losses or liabilities related to the Senior Debt to which Senior Creditor is entitled to indemnification or reimbursement by Borrower or any of its subsidiaries, whether pending or threatened, remain unresolved (such events described in clauses (a) through (c) above, collectively, “Full Payment”). In furtherance of the foregoing: (r) neither Borrower nor any of its subsidiaries shall, directly or indirectly, make any payment on account of the Subordinated Debt (other than any salary, executive compensation, employee benefits or reimbursement of reasonable expenses, in each case in the ordinary course of business and consistent with past practice, that is owed by Borrower or any of its subsidiaries to Subordinated Creditor in Subordinated Creditor’s capacity as a director, officer or employee of the Borrower); (s) Subordinated Creditor shall not demand, collect or accept from Borrower or any of its subsidiaries, or any other Person, any payment on account of the Subordinated Debt or any part thereof; (t) Subordinated Creditor shall not accelerate the maturity or payment of any of the Subordinated Debt, or assert, collect, enforce or seek to enforce any right or remedy with respect to the Subordinated Debt or any part thereof; (u) Subordinated Creditor, the Borrower and its subsidiaries shall not permit the “Maturity Date” (as defined in the Subordinated Loan Documents) or otherwise permit the maturity of any of the Subordinated Debt to be earlier than the date that is 181 days after the latest “Maturity Date” (as defined in the Notes, as such term may be amended and/or extended from time to time) (the “Outside Maturity Date”), and the Borrower and Subordinated Creditor hereby agree that to the extent any “Maturity Date” (as defined in the Subordinated Loan Documents) occurs on or earlier than the Outside Maturity Date, such “Maturity Date” shall be automatically, and without any further consent or action of any Person, extended to a date that is at least one day after the Outside Maturity Date; (v) Subordinated Creditor shall not exchange, set off, release, convert to equity or otherwise discharge any part of the Subordinated Debt; (w) Subordinated Creditor shall not hereafter give any subordination in respect of the Subordinated Debt or transfer or assign any of the Subordinated Debt to any Person unless the transferee or assignee thereof first agrees in writing with Senior Creditor to be bound by the terms of this Agreement; (x) neither Borrower nor any of its subsidiaries shall hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Debt, and Subordinated Creditor will not receive any such writing, except upon the prior written approval of Senior Creditor or at the request of and in the manner requested by Senior Creditor; (y) Subordinated Creditor shall not commence or join with any other creditor of Borrower or any of its subsidiaries in commencing any Insolvency Proceeding against Borrower or any of its subsidiaries; and (z) neither Subordinated Creditor nor Borrower or any of its subsidiaries otherwise shall take or permit any action prejudicial to or inconsistent with Senior Creditor’s priority position over Subordinated Creditor that is created by this Agreement. Notwithstanding any other provision herein, prior to Full Payment, all accrued and unpaid interest under the Subordinated Loan Documents or in connection with the Subordinated Debt may be capitalized and become part of the applicable principal balance when such interest becomes payable by the Borrower or any of its subsidiaries to the Subordinated Creditor (the “Deferred Interest Payments”). The Deferred Interest Payments shall become due and payable by the Borrower (or, if applicable, its subsidiaries) to the Subordinated Creditor immediately after the occurrence of Full Payment.

5. Subject to Section 15, Subordinated Creditor may execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt in connection with any Insolvency Proceeding.

6. Subordinated Creditor shall promptly deliver to Senior Creditor in the form received (except for endorsement or assignment by Subordinated Creditor where required by Senior Creditor) for application to the Senior Debt any payment, distribution, security or proceeds received by Subordinated Creditor from Borrower or any other Person, or any asset thereof, with respect to the Subordinated Debt until Full Payment.

7. In the event of any Insolvency Proceeding, Full Payment shall occur before any payment is made to or received by Subordinated Creditor with respect to the Subordinated Debt.

8. Senior Creditor and Borrower and its subsidiaries are authorized to modify or amend any of the Senior Loan Documents to which they are a party without prior notice to or the consent of Subordinated Creditor. Subordinated Creditor shall not be authorized to modify or amend any of the Subordinated Loan Documents without the prior written consent of Senior Creditor (other than to reduce the rate of interest or extend the time for payment).

9. This Agreement shall remain effective until Full Payment. If at any time after Full Payment any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including the bankruptcy of Borrower or any of its subsidiaries), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinated Creditor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Subordinated Creditor, Senior Creditor may take such actions with respect to the Senior Debt as Senior Creditor, in its sole discretion, may deem appropriate, including extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other Person. No such action or inaction shall impair or otherwise affect Senior Creditor’s rights hereunder.

10. Subordinated Creditor will not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Senior Debt or the Liens of Senior Creditor in respect of any of the Collateral or the provisions of this Agreement. Senior Creditor will not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Subordinated Debt or the Liens of Subordinated Creditor in respect of any of the Collateral or the provisions of this Agreement. Subordinated Creditor agrees that Subordinated Creditor will not take any action that would interfere with any exercise of rights or remedies undertaken by Senior Creditor under the Senior Loan Documents. Subordinated Creditor hereby waives any and all rights he may have as a junior creditor or otherwise to contest, protest, object to, or interfere with the manner in which Senior Creditor seeks to enforce its rights and remedies under the Senior Loan Documents, including enforcement of its Liens in any Collateral.

11. In the event that Senior Creditor releases or agrees to release any of its security interests in any portion of the Collateral on which Subordinated Creditor has a security interest or lien in connection with the sale or other disposition thereof, or any of such Collateral is sold or retained pursuant to a foreclosure or similar action, the liens and security interests of Subordinated Creditor on such Collateral shall be automatically released and Subordinated Creditor promptly shall execute and deliver to Senior Creditor or Borrower, as applicable, such termination statements, releases and other documents as Senior Creditor or Borrower may reasonably request to effectively confirm such release. In respect of, and to facilitate, the foregoing, to the extent that Subordinated Creditor fails or refuses to provide such lien releases within five (5) Business Days after being requested by Senior Creditor to do so, Senior Creditor shall be empowered (which power is coupled with an interest and is irrevocable for the terms of this Agreement), as Subordinated Creditor’s attorney in fact, to execute and deliver such lien releases for and on behalf of Subordinated Creditor in its name, and to bind Subordinated Creditor accordingly thereby.

12. Subordinated Creditor hereby waives any rights he/it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Creditor to marshal any property of Borrower or any of its subsidiaries for the benefit of Subordinated Creditor or otherwise.

13. Each of Borrower and Subordinated Creditor hereby represents and warrants that: (a) it has not relied nor will it rely on any representation or information of any nature made by or received from Senior Creditor relative to Borrower’s financial condition, or the existence, value or extent of any Collateral, in deciding to execute this Agreement; (b) no part of the Subordinated Debt is evidenced by any instrument, agreement or other document except the Subordinated Notes and the Subordinated Security Agreement; (c) Subordinated Creditor is the lawful owner of the Subordinated Debt, and the Subordinated Debt under the Subordinated Loan Documents identified in clause (b) above and the organizational documents of Borrower constitutes the only debt, liabilities or obligations owed by Borrower or any of its subsidiaries to Subordinated Creditor; and (e) Subordinated Creditor has not heretofore assigned or transferred any of the Subordinated Debt.

14. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding with respect to Borrower or any of its subsidiaries.

15. In the event of any Insolvency Proceeding with respect to Borrower or any of its subsidiaries:

15.1 Full Payment shall occur before any payment or distribution of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security (each, a “Distribution”) shall be made to Subordinated Creditor from or on account of Borrower, any other Person or any assets thereof on account of any Subordinated Debt.

15.2 Any Distribution that would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be delivered to Senior Creditor. Subordinated Creditor irrevocably authorizes, empowers, and directs any debtor, debtor-in-possession, receiver, trustee, liquidator, custodian or conservator, or other person having authority, to pay or otherwise deliver all such Distributions to Senior Creditor as set forth above. Subordinated Creditor also irrevocably authorizes and empowers Senior Creditor, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

15.3 Subordinated Creditor, agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of any portion of the Senior Debt or any liens or security interests securing any portion of the Senior Debt.

15.4 Subordinated Creditor agrees that Senior Creditor may consent to the use of cash collateral of, or provide debtor-in-possession financing to, Borrower or any of its subsidiaries on such terms and conditions and in such amounts as Senior Creditor, in its sole discretion, may decide and, in connection therewith, Borrower or any of its subsidiaries may grant (or continue to grant) to Senior Creditor liens and security interests upon all of the property of Borrower or any of its subsidiaries, which liens and security interests (a) shall secure payment of all Senior Debt owing to Senior Creditor (whether such Senior Debt arose prior to the commencement of such Insolvency Proceeding or at any time thereafter) and all other financing provided by Senior Creditor during such Insolvency Proceeding and (b) shall be superior in priority to all liens and security interests in favor of Subordinated Creditor on the property of Borrower or any of its subsidiaries. Subordinated Creditor agrees that he/it will not object to or oppose any such cash collateral usage, any debtor-in-possession financing or any sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens, or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if Senior Creditor has consented to such sale or disposition. Subordinated Creditor agrees not to assert any right he/it may have to “adequate protection” in such Insolvency Proceeding and agrees that he/it will not seek to have the automatic stay lifted in any Insolvency Proceeding. Subordinated Creditor agrees that he/it will not provide, or offer to provide, any debtor-in-possession financing to Borrower or any of its subsidiaries without the prior written consent of Senior Creditor.

15.5 Subordinated Creditor agrees not to vote for any plan of reorganization that does not provide for the prior payment in full in cash of the Senior Debt or otherwise vote its claims or interests in such Insolvency Proceeding (including voting for, or supporting, confirmation of any plans of reorganization) in a manner that would be inconsistent with Subordinated Creditor’s covenants and agreements contained herein; provided that nothing herein shall prevent Subordinated Creditor from voting in a manner consistent with how Senior Creditor votes in such Insolvency Proceeding.

15.6 The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor and Subordinated Creditor even if all or part of the Senior Debt or the liens or security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated, or disallowed in connection with any such Insolvency Proceeding. This Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

15.7 The parties acknowledge and agree that (a) the claims and interests of Senior Creditor under the Senior Loan Documents are substantially different from the claims and interests of Subordinated Creditor under the Subordinated Debt Documents and (b) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Bankruptcy Code.

16. If Subordinated Creditor has any claim against Borrower or any of its subsidiaries in any Insolvency Proceeding, Subordinated Creditor hereby irrevocably makes, constitutes and appoints Senior Creditor as Subordinated Creditor’s attorney in fact, and grants to Senior Creditor a power of attorney with full power of substitution, in the name of Subordinated Creditor or in the name of Senior Creditor, without notice to Subordinated Creditor, and authorizes Senior Creditor (a) to file, in the name of Subordinated Creditor, such claim on behalf of Subordinated Creditor, if Subordinated Creditor does not do so prior to 10 days before the expiration of the time to file claims in such proceeding and if Senior Creditor elects, in its sole discretion, to file such claim or claims, (b) to enforce such claim, either in its own name or in the name of Subordinated Creditor, by proof of claim, suit or otherwise, (c) to vote such claim to accept or reject any plan of reorganization, and (d) to take any other action in connection with any such Insolvency Proceeding that Subordinated Creditor would be authorized to take but for this Agreement, and any sums received by Senior Creditor in connection with such claim shall be applied to the Senior Debt. Senior Creditor shall remit to Subordinated Creditor any funds remaining after those sums have been so applied, to the extent permitted by applicable law or the proceedings governing any such bankruptcy. In no event shall Senior Creditor be liable to Subordinated Creditor for any failure to prove the Subordinated Debt, to exercise any right with respect thereto or to collect any sums payable thereon.

17. All notices, requests and other communications to or upon a party hereto shall be in writing (including electronic transmission or similar writing) and shall be given to such party at the address set forth in below or at such other address as such party may hereafter specify for the purpose of notice to Subordinated Creditor and Senior Creditor in accordance with the provisions of this Section 17:

If to Senior Creditor:	Empery Tax Efficient, LP
c/o Empery Asset Management, LP,
1 Rockefeller Plaza, Suite 1205
New York, NY 10020
Attn: Brett S. Director
Email: notices@emperyam.com

with a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn: Gregory Ruback, Esq.
Email: Gregory.Ruback@srz.com

If to Subordinated Creditor:	Ryan Drexler
89 Olympia Chase Drive
Las Vegas, NV 89141
Attn: Ryan Drexler
Email: ryan.drexler@musclepharm.com

Each such notice, request or other communication shall be effective (a) if given by mail, three Business Days after such communication is deposited in the U.S. Mail, with first class postage pre- paid, addressed to the noticed party at the address specified herein, (b) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (c) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (d) given by electronic mail, unless Senior Creditor otherwise prescribes, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, however, that if such electronic mail is not sent during the normal business hours of the recipient, such electronic mail shall be deemed to have been sent at the opening of business on the next business day for the recipient. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

18. This Agreement shall bind any successors or assignees of Subordinated Creditor and shall benefit any successors or assigns of Senior Creditor and Subordinated Creditor. This Agreement is solely for the benefit of Subordinated Creditor and Senior Creditor and not for the benefit of Borrower or any other Person. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Borrower or any of its subsidiaries shall include Borrower or any of its subsidiaries, as applicable, as debtor and debtor-in-possession and any receiver or trustee for Borrower or any of its subsidiaries (as the case may be) in any Insolvency Proceeding.

19. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that neither this Agreement, nor any part hereof, shall be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

20. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

21. BORROWER AND SUBORDINATED CREDITOR HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO SENIOR CREDITOR’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. BORROWER AND SUBORDINATED CREDITOR EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER AND SUBORDINATED CREDITOR HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER AND SUBORDINATED CREDITOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER OR SUBORDINATED CREDITOR, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

22. BORROWER AND SUBORDINATED CREDITOR HEREBY WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. BORROWER AND SUBORDINATED CREDITOR HEREBY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER AND SUBORDINATED CREDITOR HEREBY WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

23. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. References in this Agreement to “Sections” shall be to the Sections of this Agreement unless otherwise specifically provided. All references in this Agreement to statutes shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Senior Loan Documents or the Subordinated Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof; to any Person means and includes the successors and permitted assigns of such Person; or to “including” shall be understood to mean “including, without limitation”. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” A breach, default or Event of Default (as defined in the Security Agreement) shall be deemed to exist at all times during the period commencing on the date that such breach, default or Event of Default occurs to the date on which such breach, default or Event of Default is waived in writing pursuant to the Senior Loan Documents.

24. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Subordinated Creditor is not relying on any representations by Senior Creditor in entering into this Agreement, and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by Subordinated Creditor and Senior Creditor, and, in the case of amendments or modifications that directly affect the rights or duties of Borrower, Borrower.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SUBORDINATED CREDITOR:

RYAN DREXLER

/s/

SENIOR CREDITOR:

EMPERY TAX EFFICIENT, LP

By:
Name:
Title:

BORROWER:

MUSCLEPHARM CORPORATION

By:	/s/
Name:	Sabina Rizvi
Title:	President and Chief Financial Officer

INTERCREDITOR AND SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SUBORDINATED CREDITOR:

RYAN DREXLER

SENIOR CREDITOR:

EMPERY TAX EFFICIENT, LP
By:	Empery Asset Management, LP, its authorized agent

By:	/s/
Name:	Brett Director
Title:	General Counsel of Empery
Asset Management, LP, its authorized agent

BORROWER:

MUSCLEPHARM CORPORATION

By:
Name:
Title:

INTERCREDITOR AND SUBORDINATION AGREEMENT

EXHIBIT G

PERFECTION CERTIFICATE

October 13, 2021

Reference is made to (i) the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the date hereof, by and among MusclePharm Corporation, a Nevada corporation (“MusclePharm”), and each of the purchasers party thereto (the “Purchasers”) and (ii) each of the Notes, dated the date hereof (the “Notes”), by MusclePharm in favor of each of the Purchasers.

MusclePharm and Canada MusclePharm Enterprises Corp. (together with MusclePharm, each a “Company” and, collectively, the “Companies”), on behalf of itself and each of the other Companies, after due investigation, does hereby certify to the Buyers and to Empery Tax Efficient, LP, in its capacity as collateral agent under each of the Securities Purchase Agreement and the Notes (the “Collateral Agent”), as follows:

1. Names. Schedule I sets forth for each Company (a) the full and correct legal name and state of incorporation or organization of such Company (in each case as it appears on its certificate or articles, as the case may be, of incorporation or organization or its certificate of formation), (b) the federal employer identification number for such Company, (c) the organizational identification number for such Company, and (d) each state in which such Company is qualified to do business and states whether such Company is in good standing under the laws of each such state.

2. Other Names. Schedule II sets forth for each Company (a) all names (including trade names and similar appellations) presently used by such Company or any of its divisions or other business units and (b) all names (including former legal names and trade names or similar appellations) used by such Company or any of its divisions or other business units during the past five years.

3. Locations. Schedule III sets forth for each Company (a) the location (including county and zip code) of its chief executive office, (b) the location (including county and zip code) of its chief place of business, (c) each location (including county and zip code) where its books and records are maintained, (d) each location (including county and zip code) where chattel paper, inventory, equipment and/or fixtures are maintained, and (e) each location (including county and zip code) previously maintained by such Company during the past four months (and in the case of its chief executive office, during the past five years) for any of the purposes listed above.

4. Outside Locations of Collateral. Schedule IV sets forth for each Company (a) the name and location (including county and zip code) of each person or entity (other than a Company) that has or may have possession of any inventory, equipment or other assets of such Company, and (b) the name and location (including county and zip code) of each person or entity (other than a Company) that has previously had possession of any inventory, equipment or other assets of such Company during the past four months.

5. Cash/Accounts. Schedule V sets forth for each Company all cash, money, currency and all deposit accounts, including demand, time, savings, passbooks or similar accounts maintained with banks, savings and loan associations, or other financial institutions of such Company.

6. Investment Property. Schedule VI sets forth for each Company all investment property (as defined in the Uniform Commercial Code as in effect in the State of New York), including, without limitation, all securities, security entitlements, security accounts, commodity contracts and commodity accounts (as each such term is defined in the Uniform Commercial Code as in effect in the State of New York), whether or not evidenced by certificates or instruments, and all the certificates and instruments, if any, representing or evidencing such investment property and all security therefor of such Company.

7. Securities; Instruments; Chattel Paper. Schedule VII sets forth for each Company all securities (whether debt or equity and whether or not evidenced by a certificate), instruments, tangible chattel paper and electronic chattel paper held by or on behalf of, and all letters of credit issued in favor of, such Company.

8. Intellectual Property. Schedule VIII sets forth for each Company (a) all trademarks, service marks, trade names, business names, logos or other business identifiers of like nature, all applications or recordings in respect thereof, and all licenses or contracts in respect of the foregoing, (b) all letters patent, design patents and utility patents, all applications or recordings in respect thereof, and all licenses or contracts in respect of the foregoing, (c) all copyrights, copyright registrations, all applications or recordings in respect thereof, and all licenses or contracts in respect of the foregoing (d) any and all software, including without limitation, (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise and (iii) all documentation, training materials and configurations related to any of the foregoing, in each case whether or not patented, and (e) a true and correct list of all material intellectual property license agreements entered into by each Company. Please indicate whether any Company derives revenues from copyrights that are not registered with the U.S. Copyright Office.

9. Real Property. Schedule IX sets forth for each Company (a) all real property owned or leased by such Company, (b) if such property is leased, the landlord and the term of the lease, and (c) if such property is held in fee, the holder of any lien on such real property.

10. Vehicles. Schedule X sets forth for each Company all the motor vehicles owned by such Company, identifying (a) the unit and VIN numbers, (b) the state where such vehicle is titled, (c) any existing lienholders and (d) the make, model and year of such vehicle.

11. Other Titled Collateral. Schedule XI set forth for each Company all aircraft and boats and all other inventory, equipment and other goods of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction, and provides a description of such goods and indicates the registration system and jurisdiction of such goods.

12. Commercial Tort Claims. Schedule XII sets forth for each Company all commercial tort claims (as defined in the Uniform Commercial Code as in effect in the State of New York) of such Company.

13. Completeness of Information Presented. No Company owns any material assets, except as set forth in the Schedules described above.

14. Acknowledgment. The undersigned acknowledges that this Perfection Certificate is provided in connection with the Securities Purchase Agreement and the Note, and that the Buyers will rely upon the information contained herein. The undersigned further acknowledges and agrees that the information contained herein shall be deemed to be a representation and warranty under the Securities Purchase Agreement and the Note, and that any material misstatements or material omissions contained herein may constitute a default under the Securities Purchase Agreement and the Note.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Perfection Certificate as of the date first set forth above.

MUSCLEPHARM CORPORATION

By:
Name:	Sabina Rizvi
Title:	Chief Financial Officer

CANADA MUSCLEPHARM
ENTERPRISES CORP.

By:
Name:	Sabina Rizvi
Title:	Chief Financial Officer

SCHEDULE I

Persons

Company Name	State of Organization	Federal Employer I.D.	Organizational I.D.	States where Qualified to do Business

MusclePharm Corporation	Nevada	77-0664193	NV20061197204	SOS Annual reports filed in CA, TN, ID, FL, KY, NV, NJ

Canada MusclePharm Enterprises Corp.	Ontario, Canada	803898915	BC0918993

SCHEDULE II

Other Names

Company	Present Names	Former Names

MusclePharm Corporation	MusclePharm; MSLP	Tone in Twenty (Incorporated 8/4/2006); name changed to MusclePharm Corporation 3/1/2010

SCHEDULE III

Locations

Company	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.	Other Locations During Past Fourth Months

MusclePharm Corporation	3753 Howard Hughes Pkwy, Ste. 200-849 Las Vegas, NV 89169	3753 Howard Hughes Pkwy, Ste. 200-849 Las Vegas, NV 89169	3753 Howard Hughes Pkwy, Ste. 200-849 Las Vegas, NV 89169	601 Century Parkway Suite 300 Allen, TX 75013 5420 E. La Palma Ave. Anaheim, CA 92807 6050 Dana Way, Ste 300 Antioch, TN 37013	4500 Park Granada, Ste. 202, Calabasas, CA 91302

Canada MusclePharm Enterprises Corp.	170-762 Upper James Street, Hamilton, ON, L9C 3A2	170-762 Upper James Street, Hamilton, ON, L9C	170-762 Upper James Street, Hamilton, ON, L9C 3A2	None.	N/A

SCHEDULE IV

Outside Locations of Collateral

Company	Outside Locations of Collateral	Type of Collateral (e.g., Inventory, Equipment, Books and Records, etc.)[1]

MusclePharm Corporation	3753 Howard Hughes Pkwy, Ste. 200-849 Las Vegas, NV 89169	Books & Records. Bank Accounts and Accounts Receivable. Approx. Value = $[*]

MusclePharm Corporation	JW Nutritional, LLC 601 Century Parkway Suite 300 Allen, TX 75013	Inventory. Approx. Value = $[*]

MusclePharm Corporation	SK Laboratories Inc. 5420 E. La Palma Ave. Anaheim, CA 92807	Inventory. Approx. Value = $[*]

MusclePharm Corporation	Cimetra Warehousing & Distribution LLC 6050 Dana Way, Ste 300 Antioch, TN 37013	Inventory. Approx. Value = $[*]

Canada MusclePharm Enterprises Corp.	170-762 Upper James Street, Hamilton, ON, L9C 3A2	Books & Records. Bank Accounts and Account Receivable. Approx. Value = $[*]s (Located in Canada)

1 Inventory values fluctuate and are estimates only.

SCHEDULE V
Cash/Accounts

Company	Bank or Broker	Address	Account No.	Account Type

Canada MusclePharm Enterprises Corp.	Royal Bank -Corp (CAD)	ROYAL BANK OF CANADA P.O. BOX 4047 TERMINAL A TORONTO ON M5W 1L5	[*]	Business Account –Non-US Sub and maintained at a Canadian bank Canada MusclePharm Enterprises Corp.

Canada MusclePharm Enterprises Corp.	Royal Bank (USD)	ROYAL BANK OF CANADA P.O. BOX 4047 TERMINAL A TORONTO ON M5W 1L5	[*]	Business Account - Non-US Sub and maintained at a Canadian bank Canada MusclePharm Enterprises Corp.

Canada MusclePharm Enterprises Corp.	Royal Bank GIC (CAD)	ROYAL BANK OF CANADA P.O. BOX 4047 TERMINAL A TORONTO ON M5W 1L5	[*]	Guaranteed Investment Certificate - Non-US Sub and maintained at a Canadian bank

MusclePharm Corporation	Chase Deposit	JPMorgan Chase Bank, N.A. P O Box 182051 Columbus, OH 43218 - 2051	[*]	Commercial Money Market – US Bank Account

MusclePharm Corporation	WF - Operating (USD)	Wells Fargo Bank, N.A. (182) PO Box 63020 San Francisco, CA 94163	[*]	Operating - US Bank Account

MusclePharm Corporation	WF - AP Account (USD)	Wells Fargo Bank, N.A. (182) PO Box 63020 San Francisco, CA 94163	[*]	AP - US Bank Account

MusclePharm Corporation	WF - Payroll (USD)	Wells Fargo Bank, N.A. (182) PO Box 63020 San Francisco, CA 94163	[*]	Payroll - US Bank Account

MusclePharm Corporation	WF - Factoring (USD)	Wells Fargo Bank, N.A. (182) PO Box 63020 San Francisco, CA 94163	[*]	Factoring - US Bank Account

SCHEDULE VI

Investment Property

	Owner of Record of such Equity Interests	Issuer	Equity Description	No. of Shares (Percentage of Issuer)	Certificate (Indicate No.)

1.	MusclePharm Corporation	Canada MusclePharm Enterprises Corp.	Common Shares	100,000 Common Shares (100%)	Not Certificated

SCHEDULE VII

Securities; Instruments; Chattel Paper None.

SCHEDULE VIII

Intellectual Property Trademarks

U.S. Trademarks:

Company	Trademark	Serial no.	Reg. no.	Filing Date	Registration Date	Status

MusclePharm Corporation	BCAA 3:1:2 THE FOUNDATION OF YOUR TEMPLE MP MUSCLEPHARM	[*]	[*]	11/21/2013	5/3/2016	LIVE
MusclePharm Corporation	BIZZY DIET	[*]	[*]	10/3/2011	4/10/2012	LIVE
MusclePharm Corporation	COMBAT 100% WHEY	[*]	[*]	3/23/2016	6/9/2020	LIVE
MusclePharm Corporation	COMBAT BLACK	[*]	[*]f	86512633	n/a	LIVE
MusclePharm Corporation	COMBAT 100% CASEIN	[*]	[*]	2/21/2014	6/16/2015	LIVE
MusclePharm Corporation	COMBAT 100%ISOLATE	[*]	[*]	7/29/2015	3/8/2016	LIVE
MusclePharm Corporation	CONFIDENCE BUILT HERE	[*]	[*]	5/4/2010	5/31/2011	LIVE
MusclePharm Corporation	Fitmiss	[*]	[*]	1/27/2012	12/3/2013	LIVE
MusclePharm Corporation	Fitmiss	[*]	[*]	6/23/2021	n/a	LIVE
MusclePharm Corporation	FITMISS BURN	[*]	[*]	1/30/2012	4/7/2015	LIVE
MusclePharm Corporation	FITMISS DELIGHT	[*]	[*]	9/7/2013	3/18/2014	LIVE
MusclePharm Corporation	FUEL THE ATHLETE INSIDE	[*]	[*]	5/3/2010	5/31/2011	LIVE

MusclePharm Corporation	FUEL YOUR ACTIVE LIFESTYLE		[*]	4077223	6/9/2011	LIVE
MusclePharm Corporation	MP	[*]	[*]	1/4/2012	8/7/2012	LIVE
MusclePharm Corporation	MP (stylized black and white)	[*]	[*]	12/22/2016	5/9/2017	LIVE
MusclePharm Corporation	MP Essentials	[*]	[*]	12/19/2017	5/7/2019	LIVE (REVIVE)
MusclePharm Corporation	MP Stealth	[*]	[*]	12/19/2017	n/a	LIVE
MusclePharm Corporation	MUSCLEPHARM	[*]	[*]	12/8/2009	3/22/2011	LIVE
MusclePharm Corporation	MUSCLEPHARM SPORTSWEAR	[*]	[*]	6/3/2011	12/27/2011	LIVE
MusclePharm Corporation
MusclePharm Corporation
MusclePharm Corporation	MUSCLEPHARM ENERGY SPORT ZERO	[*]	[*]	12/23/2014	4/25/2017	LIVE
MusclePharm Corporation	MP MUSCLEPHARM	[*]	[*]	4/29/2014	7/7/2015	LIVE
MusclePharm Corporation	CREATINE BLACK	[*]	[*]	10/10/2016	9/12/2017	LIVE
MusclePharm Corporation	CLEAN MASS	[*]	[*]	2/10/2016	4/11/2017	LIVE
MusclePharm Corporation	VASO SPORT	[*]	[*]	6/22/2015	11/15/2016	LIVE
MusclePharm Corporation	OXYSPORT	[*]	[*]	6/18/2014	8/30/2016	LIVE

MusclePharm Corporation	#FUELYOURGRIND	[*]	[*]	1/23/2015	5/31/2016	LIVE
MusclePharm Corporation	REAL ATHLETES. REAL SCIENCE.	[*]	[*]	11/11/2013	3/29/2016	LIVE
MusclePharm Corporation	Z-CORE PM	[*]	[*]	7/29/2015	3/22/2016	LIVE
MusclePharm Corporation	CLA CORE	[*]	[*]	7/29/2015	3/8/2016	LIVE
MusclePharm Corporation	CARNITINE CORE	[*]	[*]	7/29/2015	3/8/2016	LIVE
MusclePharm Corporation	THE FOUNDATION OF YOUR TEMPLE	[*]	[*]	1/16/2014	1/26/2016	LIVE
MusclePharm Corporation	BUILD YOUR LEGACY	[*]	[*]	1/13/2014	1/5/2016	LIVE
MusclePharm Corporation	STRONG IS THE NEW SEXY	[*]	[*]	4/4/2014	3/24/2015	LIVE
MusclePharm Corporation	HYBRID SERIES	[*]	[*]	4/25/2014	3/3/2015	LIVE
MusclePharm Corporation	LIVE SHREDDED	[*]	[*]	6/9/2011	12/27/2011	LIVE
MusclePharm Corporation	WEAK ENDS HERE	[*]	[*]	9/19/2012	4/9/2013	LIVE
MusclePharm Corporation	ENERGY ON THE GO	[*]	[*]	8/23/2011	4/24/2012	LIVE
MusclePharm Corporation	RE-CON	[*]	[*]	7/19/2010	3/22/2011	LIVE

Non-U.S. Trademarks:

Mark	Category	Owner	Country	Class(es)	Status	Filing Date	Registration Date	Renewal Date	App. No.	Reg. No.	File No.

	Colour Logo	Musclepharm Corporation	European Union	5 25 32	OPPOSED	14/05/2014			[*]		[*]
	Colour Logo	Musclepharm Corporation	European Union	5 25 32	REGISTERED	14/05/2014	29/06/2017	14/05/2024	[*]	[*]	[*]
	Colour Logo	Musclepharm Corporation	European Union	5 25 32	REGISTERED	14/05/2014	09/01/2015	14/05/2024	[*]	[*]	[*]
	Colour Logo	Musclepharm Corporation	European Union	5 32	REGISTERED	05/02/2015	19/06/2015	05/02/2025	[*]	[*]	[*]
	Colour Logo	Musclepharm Corporation	European Union	30	REGISTERED	15/02/2018	29/01/2019	15/02/2028	[*]	[*]	[*]

ASSAULT	Word	Musclepharm Corporation	European Union	5	OPPOSED-+	05/02/2015			[*]		[*]
ASSAULT in Class 5	Word	Musclepharm Corporation	European Union	5	ACCEPTED	14/11/2018			[*]		[*]
COMBAT CRUNCH BAR	Words	Musclepharm Corporation	European Union	5 30	OPPOSED	05/02/2015			[*]		[*]
COMBAT PROTEIN POWDER	Words	Musclepharm Corporation	European Union	5	REGISTERED	05/02/2015	24/06/2015	05/02/2025	[*]	[*]	[*]
FITMISS	Word	Musclepharm Corporation	European Union	5 25 30 32	REGISTERED	24/09/2015	12/02/2016	24/09/2025	[*]	[*]	[*]
MUSCLEPHARM	Word	Musclepharm Corporation	European Union	5 25 32	REGISTERED	22/09/2015	27/04/2016	22/09/2025	[*]	[*]	[*]
MUSCLEPHARM	Word	Musclepharm Corporation	European Union	30	REGISTERED	15/02/2018	29/01/2019	15/02/2028	[*]	[*]	[*]

Patents

None.

Copyrights None.

Software

None.

Material Intellectual Property License Agreements:

None.

SCHEDULE IX

Real Property

Company	Location	Leasehold or Fee	Lessor or Mortgagee	Lease or Mortgage Term	Other Liens

MusclePharm Corporation	4400 Vanowen St. Burbank, CA 91505	Lease – No Company assets are on premise as this is a sub-lease.	Landlord- PSIP SN Burbank LLC	5 year term; ends September 30, 2022. Given we are remote, there is a sub-tenant.

MusclePharm Corporation	4400 Vanowen St., Burbank, CA 91505	Sub-Lease - No Company assets are on premise other than Books & Records.	Sublessor- MusclePharm Sublessee- LiveGlam, Inc. and Dhar Mann Studios	2 year and 16 day term; ends September 30, 2022

SCHEDULE X

Motor Vehicles

1. 2015 Dodge Challenger SXT 2 Door

[*]

SCHEDULE XI

Other Titled Collateral None.

SCHEDULE XII

Commercial Tort Claims None.

EXHIBIT H

GUARANTEE

GUARANTEE (this “Guarantee”), dated as of October 13, 2021, made by each of the undersigned (together with each additional Person that becomes a party to this Agreement each a “Guarantor”, and collectively, the “Guarantors”), in favor of the Empery Tax Efficient, LP, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Buyers (as defined below) party to the Securities Purchase Agreement referenced below.

W I T N E S S E T H :

WHEREAS, MusclePharm Corporation, a Nevada corporation, (the “Company”), and each party listed as a “Buyer” on the signature pages thereto (each a “Buyer”, and collectively, the “Buyers”) are parties to that certain Securities Purchase Agreement, dated as of October 13, 2021, (the “Securities Purchase Agreement”), pursuant to which, among other things, the Buyers shall purchase from the Company the Notes (as defined in the Securities Purchase Agreement) (as such Notes may be amended, restated, replaced, amended and restated, supplemented or otherwise modified from time to time, the “Notes”);

WHEREAS, the Buyers have requested, and the Guarantors have agreed, that all existing and future Subsidiaries of the Company shall execute and deliver to the Buyers a guarantee guaranteeing all of the obligations of the Company under the Securities Purchase Agreement, the Notes, the Security Documents, any Perfection Certificate, the other Transaction Documents (as defined in the Securities Purchase Agreement) and any other agreement, instrument, certificate, report or other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Note or any other obligation (collectively, the “Transaction Documents”);

WHEREAS, pursuant to a Pledge and Security Agreement, dated as of October 13, 2021, (as the same has been, and may be, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), the Company and the Guarantors (each, a “Transaction Party”, and collectively, the “Transaction Parties”) have granted to the Collateral Agent, a security interest in and lien on all or substantially all of its personal property and assets to secure their respective obligations under this Guarantee, the Securities Purchase Agreement, the Notes and the other Transaction Documents; and

WHEREAS, the Company and the Guarantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by the Guarantors often being provided through financing obtained by the Company and the ability of the Company to obtain such financing being dependent on the successful operations of the Guarantors; and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guarantee directly benefits, and is in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to enter into the Securities Purchase Agreement and to buy the Notes, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each Guarantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Definitions. Reference is hereby made to the Securities Purchase Agreement, the Notes and the Security Agreement for a statement of the terms thereof. All terms used in this Guarantee which are defined in the Securities Purchase Agreement, the Notes or the Security Agreement and not otherwise defined herein shall have the same meanings as set forth therein, as applicable.

SECTION 2. Guarantee. The Guarantors, jointly and severally, (i) hereby absolutely unconditionally and irrevocably, guarantee (a) the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations (as defined in the Security Agreement), and (b) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all of the agreements, conditions, covenants and obligations of the Company now or hereafter existing in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents, and (ii) agree to pay any and all costs and expenses (including reasonable counsel fees and expenses), without duplication, incurred by the Buyers or the Collateral Agent in enforcing any rights under this Guarantee or the other Transaction Documents (all of the foregoing, collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Collateral Agent and/or the Buyers under the Securities Purchase Agreement, the Notes or any other Transaction Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Transaction Party.

SECTION 3. Guarantee Absolute; Continuing Guarantee; Assignments.

(a) The Guarantors, jointly and severally, (i) guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or the Buyers with respect thereto and (ii) agree that their guarantee constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Collateral Agent or the Buyers to any Collateral. The obligations of each Guarantor under this Guarantee are independent of the obligations under the Securities Purchase Agreement, the Notes and the other Transaction Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guarantee, irrespective of whether any action is brought against any other Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii) any taking, exchange, release or non-perfection of any lien on or security interest in any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

(iv) the existence of any claim (other than payment in full of the Guaranteed Obligations), set-off, defense or other right that a Guarantor may have against any Person, including, without limitation, the Collateral Agent or any Buyer, whether in connection with this Guarantee or any Transaction Document or the transactions contemplated herein, therein or in any unrelated transaction;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party; or

(vi) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any Buyer that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Buyer or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b) This Guarantee is a continuing guarantee and shall (i) remain in full force and effect until the indefeasible payment in full in cash of all Guaranteed Obligations, including, without limitation, all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and the payment in full in cash of all other amounts payable under this Guarantee (excluding any inchoate or unmatured contingent indemnification obligations) (the first date on which all of the foregoing shall have finally occurred, the “Termination Date”), (ii) be binding upon each Guarantor and its respective successors and assigns and (iii) shall inure to the benefit of and be enforceable by the Collateral Agent and the Buyers and their respective successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Collateral Agent and any Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent or such Buyer herein or otherwise, in each case as provided in the Securities Purchase Agreement or such other Transaction Document.

SECTION 4. Waivers. To the extent permitted by applicable law, each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by the Company, (iii) notice of any actions taken by the Collateral Agent or any Buyer under any Transaction Document, (iv) any other notice, demand, protest, or any other formality of every kind in connection with or with respect to any of the Obligations or the Guaranteed Obligations (including enforcement thereof) and this Guarantee, (v) any right to compel or direct the Collateral Agent or any Buyer to seek payment or recovery of any amounts owed under this Guarantee from any one particular fund or source, (vi) and any requirement that the Buyers or the Collateral Agent exhaust any right or take any action against any Transaction Party or any other Person or any Collateral and (vii) any other defense available to the Guarantor. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guarantee, and acknowledge that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5. Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Buyers or the Collateral Agent against any Transaction Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the Termination Date occurs. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Collateral Agent and the Buyers and shall forthwith be paid ratably to the Collateral Agent and the Buyers to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guarantee thereafter arising. Upon the Termination Date, the Collateral Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6. Representations, Warranties and Covenants.

(a) Each Guarantor hereby represents and warrants as follows:

(i) Each Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guarantee and each other Transaction Document to which the Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

(ii) The execution, delivery and performance by each Guarantor of this Guarantee and each other Transaction Document to which such Guarantor is or will be a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or regulation or any contractual restriction binding on the Guarantor or its properties do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the due execution, delivery and performance by the Guarantor of this Guarantee or any of the other Transaction Documents to which the Guarantor is a party (other than as expressly provided for in any of the Transaction Documents).

(iv) Each of this Guarantee and the other Transaction Documents to which the Guarantor is or will be a party, when executed and delivered, is and will be a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws affecting creditor’s rights generally and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v) There is no pending or, to the best knowledge of the Guarantor, threatened claim, action, suit, investigation, litigation or proceeding (including any shareholder or derivative litigation) against the Guarantor or to which any of the properties of the Guarantor is subject, before any court or other governmental authority or any arbitrator that (A) if adversely determined, would reasonably be expected to have a Material Adverse Effect or (B) relates to this Guarantee or any of the other Transaction Documents to which the Guarantor is a party or any transaction contemplated hereby or thereby.

(vi) The Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement, the Notes and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Collateral Agent or any Buyer, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties that may come under the control of the Collateral Agent or any Buyer.

(b) The Guarantor covenants and agrees that until the Termination Date, it will comply with each of the covenants (except to the extent applicable only to a public company) which are set forth in Sections 4.8, 4.10, 4.12, 4.13 and 4.14 of the Securities Purchase Agreement as if the Guarantor were a party thereto.

SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and any Buyer may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or any Buyer to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guarantee or any other Transaction Document, irrespective of whether or not Collateral Agent or any Buyer shall have made any demand under this Guarantee or any other Transaction Document and although such obligations may be contingent or unmatured. Collateral Agent and each Buyer agrees to notify the relevant Guarantor promptly after any such set-off and application made by such Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent or any Buyer under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Buyer may have under this Guarantee or any other Transaction Document in law or otherwise.

SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with Section 5.4 of the Securities Purchase Agreement

SECTION 9. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE OR ANY OTHER TRANSACTION DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTEE, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER TRANSACTION DOCUMENT BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO THE GUARANTORS, AT THE COMPANY’S ADDRESS FOR NOTICES AS SET FORTH IN SECTION 5.4 OF THE SECURITIES PURCHASE AGREEMENT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT AND THE BUYERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GUARANTOR IN ANY OTHER JURISDICTION. ANY GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTEE AND THE OTHER TRANSACTION DOCUMENTS.

SECTION 10. WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTEE OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTEE OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE COLLATERAL AGENT OR ANY BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COLLATERAL AGENT OR ANY BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND THE BUYERS ENTERING INTO THE TRANSACTION DOCUMENTS.

SECTION 11. Taxes.

(a) All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any the Collateral Agent or any Buyer by the jurisdiction in which the Collateral Agent or such Buyer is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Collateral Agent or any Buyer pursuant to this sentence) the Collateral Agent and each Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii) such Guarantor shall make such deduction or withholding,

(iii) such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, such Guarantor shall send the Collateral Agent and the Buyers an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Collateral Agent and the Buyers, as the case may be) showing payment. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guarantee or any other Transaction Document (collectively, “Other Taxes”).

(b) Each Guarantor hereby indemnifies and agrees to hold the Collateral Agent and each Buyer (each an “Indemnified Party”) harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which the Collateral Agent or such Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c) If any Guarantor fails to perform any of its obligations under this Section 11, such Guarantor shall indemnify the Collateral Agent and each Buyer for any taxes, interest or penalties that become payable as a result of any such failure. The obligations of the Guarantors under this Section 11 shall survive the termination of this Guarantee and the payment of the Obligations and all other amounts payable hereunder.

SECTION 12. Miscellaneous.

(a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to each Buyer, at such address specified by such Buyer from time to time by notice to the Guarantors.

(b) Provisions of this Guarantee may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Collateral Agent. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Buyer and the Company.

(c) No failure on the part of the Collateral Agent or any Buyer to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Buyers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Buyers under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent or any Buyer to exercise any of their respective rights under any other Transaction Document against such party or against any other Person.

(d) Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Guarantee shall (i) be binding on each Guarantor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Collateral Agent and the Buyers hereunder, to the benefit of the Collateral Agent and the Buyers and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent and any Buyer may assign or otherwise transfer its rights and obligations under the Securities Purchase Agreement or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent or such Buyer, as the case may be, herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of each Buyer.

(f) This Guarantee reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) This Guarantee may be executed by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement. Delivery of an executed counterpart by facsimile or other method of electronic transmission shall be equally effective as delivery of an original executed counterpart. The parties hereto irrevocably and unreservedly agree that this Guarantee may be executed by way of electronic signatures and the parties agree that neither this Guarantee, nor any part hereof, shall be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record

(i) THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be executed by its respective duly authorized officer, as of the date first above written.

MUSCLEPHARM CORPORATION

By:
Name:	Sabina Rizvi
Title:	President and Chief Financial Officer

CANADA MUSCLEPHARM ENTERPRISES CORP.

By:
Name:	Sabina Rizvi
Title:	Chief Financial Officer

EXHIBIT I

JOINDER AGREEMENT

Reference is hereby made to that certain Securities Purchase Agreement by and among MusclePharm Corporation, a Nevada corporation, with headquarters located at 6728 W. Sunset Rd., Ste. 130, Las Vegas, NV 89118 (the “Company”), and the Initial Purchasers (as defined therein), dated as of October 13, 2021, as amended and restated on June 3, 2022 and attached hereto as Exhibit A (as amended and restated to date, the “Securities Purchase Agreement”). Capitalized terms not defined herein shall be as defined in the Securities Purchase Agreement.

(a) The party signatory hereto as a “Subsequent Purchaser” (the “Subsequent Purchaser”), desires to purchase a Subsequent Note and Subsequent Warrant for the Subsequent Purchase Price, as set forth under the signature line of the Subsequent Purchasers attached hereto. The date of the Subsequent Closing (the “Subsequent Closing Date”) shall occur on or prior to June 10, 2022.

(b) The Subsequent Purchaser acknowledges, represents and warrants that it has reviewed the Securities Purchase Agreement, and subject to the satisfaction (or waiver) of the conditions of Sections 2.2(a), 2.3(a) and 2.3(b) as of the Subsequent Closing Date, the Subsequent Purchaser shall be a “Purchaser” and a “Subsequent Purchaser”, in each case, as defined in the Securities Purchase Agreement, with all the rights and obligations of a “Purchaser” and a “Subsequent Purchaser” set forth therein.

(c) Having read the representations in Section 2 of the Securities Purchase Agreement, the Subsequent Purchaser hereby makes the representations and warranties contained in Section 2 of the Securities Purchase Agreement, as set forth therein, to the Company as of the date hereof and as of the Subsequent Closing Date.

(d) With regards to the Company’s representations and warranties in Section 3 of the Securities Purchase Agreement, the Company hereby makes the representations and warranties contained in Section 3 of the Securities Purchase Agreement, as set forth therein, to the Subsequent Purchaser as of the date hereof and as of the Subsequent Closing Date, as modified or affected by the schedules attached to the Securities Purchase Agreement.

(e) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or “.pdf” electronic format signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or “.pdf” electronic format signature.

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(f) The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

(g) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Subsequent Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed, in counterparts, as of the date set forth below.

SUBSEQUENT PURCHASER:

By:
Name:
Title:

Aggregate Principal Amount of Subsequent Note Purchased:

Number of Subsequent Warrant Shares:

Subsequent Subscription Amount :

Address:

Attention:

Facsimile:

Telephone:

Email:

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Accepted by:

COMPANY:

MUSCLEPHARM CORPORATION

By:
Name:	Sabina Rizvi
Title:	President and Chief Financial Officer

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EXHIBIT J

FORM OF SUBSEQUENT NOTE

See Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2022

EXHIBIT K

FORM OF SUBSEQUENT WARRANT

See Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2022

MUSCLEPHARM CORP. DISCLOSURE SCHEDULES

Schedule 3.1(a)

Subsidiaries

Canada MusclePharm Enterprises Corporation (2012) Ontario, Canada Registered

Schedule 3.1(g)

Capitalization

1.	Common Stock Outstanding

The number of shares of common stock, par value $0.001 per share, outstanding as of the date hereof is as follows:

Shares of common stock outstanding (excluding shares held in treasury)	33,479,886
Shares of common stock held in treasury	869,005
Total Shares of common stock outstanding	34,348,891

2.	Beneficial Ownership

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of May 10, 2022 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Shares Beneficially Owned
	Common Stock
Name of Beneficial Owner (1)	Shares		% (2)
Directors and Named Executive Officers
Ryan Drexler	34,533,456	(3)	50.13%
Sabina Rizvi	1,811,000	(4)	5.01%
Paul Karr	—		—
Michael Heller	—		—
All Named Executive Officers and Directors as a Group (4 persons)	35,163,802		54.27%
5% or Greater Stockholders

(1)	The address of each person is c/o MusclePharm Corporation, 6728 W. Sunset Rd., Suite 130, Las Vegas, NV 89119, USA unless otherwise indicated herein.

(2)	The calculation in this column is based upon 34,348,891 shares of common stock outstanding on May 10, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or convertible within 60 days of May 10, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

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(3)	Includes 16,154,795 shares of the Company’s common stock issuable upon conversion of notes and 1,499,408 shares of the Company’s common stock held indirectly through Consac LLC, to which Mr. Drexler is the Chief Executive Officer..

(4)	Includes option to purchase 1,811,000 shares of the Company’s common stock.

3.	Potentially Dilutive Securities

2021
Stock options	$5,399,795
Warrants	17,355,700
Convertible notes	16,154,795
Total common stock equivalents	$38,910,290

Schedule 3.1(i)

Material Changes, Undisclosed Events, Liabilities or Developments

Related Party Financing

On March 8, 2022, the Company entered into an Unsecured Revolving Promissory Note (the “Note”) with the Chairman of the Board and Chief Executive Officer of the Company (the “Lender”). The Company expects to initially borrow approximately $3 million under the Note. Under the terms of the Note, proceeds may be used solely to finance the production of orders from its largest customer or any of its affiliates or subsidiaries. The Note does not contain a cap on borrowings thereunder. However, further advances under the Note are at the discretion of the Lender. Outstanding balances under the Note accrue interest at the rate of 18% per annum. Prior to maturity, the Company generally may pay down principal balances and re-borrow under the Note, subject to the discretion of the Lender to advance funds under the Note. The Note contains customary events of default and acceleration provisions.

The Note is subordinate to the 14% Original Issue Discount Senior Secured Notes previously issued by the Company. Under the terms of the First Amendment to Intercreditor and Subordination Agreement, dated as of March 8, 2022, between the Company, Ryan Drexler and Empery Tax Efficient, LP (the “Amendment”), principal but not interest due under the Note generally may be repaid out of payments received by the Company in respect of accounts receivable financed pursuant to the Note.

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Bakery Barn, LLC v. MusclePharm Corporation

On January 24, 2022, Bakery Barn (“Bakery Barn”) filed suit against Company in Allegheny County, Pennsylvania court. Company received the Complaint on February 16, 2022. Bakery Barn alleges that the Company owes Bakery Barn over $1.9 million dollars for breach of contract. Parties operated on an open account basis with payment terms established by mutual verbal agreement, custom and usage. Beginning in late 2020, Bakery Barn resumed production for Company and operated under a verbal agreement until August 2021. Bakery Barn contends that Company is required to reimburse Bakery Barn for foil wraps ordered by Bakery Barn in the amount of $77,800, specific ingredients totaling $42,400, and products manufactured under purchase order Invoice no. 59192 delivered to Company in the amount of $1,816,017.

On February 24, 2022, Flaherty Fardo Rogel & Amick, LLC (“Company Counsel”) filed a Request for Appearance on behalf of the Company. On February 28, 2022, Company Counsel filed Preliminary Objections to Complaint and Brief In Support Thereof. Bakery Barn filed an Amended Complaint in Civil Action on March 14, 2022. Company Counsel is in the process of filing Preliminary Objections to this Amended Complaint. The Company intends to continue to vigorously litigate the matter.

Bar Bakers, LLC v. CFC/Flavor Producers, LLC. Vs MusclePharm

On March 18, 2022, the Company retained Barnes & Thornburg to represent it in connection with a Cross-Complaint filed Superior Court of California, County of Orange, Case No. 30-2019-01073098-CU-BC-CJC in the matter Bar Bakers LLC v. Creative Flavor Concepts, Inc. et al.. According to the pleadings, the matter arises from an agreement between the plaintiffs and defendants in which the plaintiff agreed to manufacturer energy bars and sell them to the defendants. The defendants then sold the energy bars to various retailers, including the Company. On May 29, 2019, the plaintiff sued the defendants alleging that the defendants were responsible for unpaid invoices – nine for bars actually manufactured and delivered to the Company and one invoice for raw materials. According to the pleadings, the unpaid invoices total $885,163.72. The invoice for the raw materials is allegedly $4,658,593.02. On January 31, 2022, one of the defendants, Flavor Producers LLC, filed and served a cross claim against the Company alleging that it was partially responsible for any damages that may befall on it. Specifically, Flavor Producers is asking the Court to award it $389,989.60 in compensatory damages. On March 25, 2022, the Company filed an answer to that that cross claim denying the factual allegations and Flavor Producers’ assertion that it is entitled to any damages, including but not limited to, compensatory damages.

White Winston Select Asset Fund Series MP-18, LLC et al., v MusclePharm Corp., et al., (Mass. Super. Ct.)

The Company and its Chief Executive Officer have been named as defendants in a new lawsuit filed on February 8, 2022 by White Winston Select Asset Funds, LLC and White Winston Select Asset Fund Series Fund MP-18, LLC (collectively, “White Winston”) in the Superior Court of Suffolk County Massachusetts. White Winston is bringing claims alleging unfair trade practices, abuse of process, malicious prosecution, breach of duty of loyalty and, in the alternative, for breach of the settlement agreement relating to the prior action filed by White Winston in Nevada. The Company has not yet responded to complaint and at this time cannot reasonably estimate any loss that may arise from this matter.

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Senior Notes Payable

On April 12, 2022, the maturity date of the Senior Notes was extended to May 28, 2022 as no event of default has occurred and the Company’s cash flows from operating and investing activities (but not cash flows from financing activities) was positive for March 2022 and no event of default is reasonably expected to occur on or before April 30, 2022 and the sum of cash flows from operating and investing activities (but not from financing activities) of the Company and its subsidiaries will be positive for April 2022.

ThermoLife International

On May 4, 2022, the Arizona Supreme Court denied the Company’s petition for review of the decision of the appellate court and granted ThermoLife’s request for attorney’s fees. Should ThermoLife seek to enforce its judgment against the Company, the collection of such judgment would have a Material Adverse Effect on the Company.

Settlement Agreements

Since its most recent periodic report, the Company entered into the settlement agreements and releases set forth on Schedule 3.1(j) herein.

Intellectual Property

Since its most recent periodic report, the Company has abandoned the trademarks set forth on Schedule 3.1(p) herein.

Changes to Capitalization

Certain financial items included in Schedule 3.1(g) herein, have been revised with respect to the number of shares of common stock, shares of common stock held in treasury, warrants, stock options and convertible notes outstanding as of March 31, 2021 and December 31, 2021, respectively from the registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These revisions correct certain typographical errors.

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Schedule 3.1(j)

Litigation

White Winston Select Asset Fund Series MP-18, LLC et al., v MusclePharm Corp., et al., (Nev. Dist. Ct.; Cal. Superior Court; Colorado Dist. Ct.; Mass. Super. Ct.)

On August 21, 2018, White Winston Select Asset Fund Series MP-18, LLC and White Winston Select Asset Fund, LLC (together “White Winston”) initiated a derivative action against the Company and its directors (the “director defendants”). White Winston alleges that the director defendants breached their fiduciary duties by improperly approving the refinancing of three promissory notes issued by the Company to Mr. Drexler (the “Amended Note”) in exchange for $18.0 million in loans. White Winston alleges that this refinancing improperly diluted their economic and voting power and constituted an improper distribution in violation of Nevada law. In its complaint, White Winston sought the appointment of a receiver over the Company, a permanent injunction against the exercise of Mr. Drexler’s conversion right under the Amended Note, and other unspecified monetary damages. On September 13, 2018, White Winston filed an amended complaint, which added a former executive of the Company, as a plaintiff (together with White Winston, the “White Winston Plaintiffs”). On December 9, 2019, the White Winston Plaintiffs filed a Second Amended Complaint, in which they added allegations relating to the resignation of the Company’s auditor, Plante & Moran PLLC (“Plante Moran”). the Company has moved to dismiss the Second Amended Complaint. That motion has not yet been fully briefed.

Along with its complaint, White Winston also filed a motion for a temporary restraining order (“TRO”) and preliminary injunction enjoining the exercise of Mr. Drexler’s conversion right under the Amended Note. On August 23, 2018, the Nevada district court issued an ex parte TRO. On September 14, 2018, the court let the TRO expire and denied White Winston’s request for a preliminary injunction, finding, among other things, that White Winston did not show a likelihood of success on the merits of the underlying action and failed to establish irreparable harm. Following the court’s decision, the Company filed a motion seeking to recoup the legal fees and costs it incurred in responding to the preliminary injunction motion. On October 31, 2019, the court awarded the Company $56,000 in fees and costs.

Due to the uncertainty associated with determining our liability, if any, and due to our inability to ascertain with any reasonable degree of likelihood, as of the date of this report, the outcome of the trial, the Company has not recorded an estimate for its potential liability.

On June 17, 2019, White Winston moved for the appointment of a temporary receiver over the Company, citing Plante Moran’s resignation. The court granted White Winston’s request to hold an evidentiary hearing on the motion, but subsequently stayed the action pending the parties’ attempts to resolve their dispute. Although the parties have been unable to reach a resolution, the litigation has not yet resumed. On July 30, 2019, White Winston filed an action in the Superior Court of the State of California in and for the County of Los Angeles, seeking access to the Company’s books and records and requesting the appointment of an independent auditor for the Company. On February 25, 2021, the court ordered the Company to produce certain documents, denied White Winston’s request for an auditor, and ordered the Company to pay a $1,500 penalty. On July 20, 2021 the California court awarded White Winston $93,000 in attorneys’ fees and cost relating to the books-and-records action. The Company paid the amounts due on July 30, 2021, and on August 4, 2021 White Winston submitted a filing acknowledging that the California court’s judgment has been fully satisfied.

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The Company and its Chief Executive Officer have been named as defendants in a new lawsuit filed on February 8, 2022 by White Winston Select Asset Funds, LLC and White Winston Select Asset Fund Series Fund MP-18, LLC (collectively, “White Winston”) in the Superior Court of Suffolk County Massachusetts. White Winston is bringing claims alleging unfair trade practices, abuse of process, malicious prosecution, breach of duty of loyalty and, in the alternative, for breach of the settlement agreement relating to the prior action filed by White Winston in Nevada. The Company has not yet responded to complaint and at this time cannot reasonably estimate any loss that may arise from this matter.

Bakery Barn, LLC v. MusclePharm Corporation

On January 24, 2022, Bakery Barn (“Bakery Barn”) filed suit against Company in Allegheny County, Pennsylvania court. Company received the Complaint on February 16, 2022. Bakery Barn alleges that the Company owes Bakery Barn over $1.9 million dollars for breach of contract. Parties operated on an open account basis with payment terms established by mutual verbal agreement, custom and usage. Beginning in late 2020, Bakery Barn resumed production for Company and operated under a verbal agreement until August 2021. Bakery Barn contends that Company is required to reimburse Bakery Barn for foil wraps ordered by Bakery Barn in the amount of $77,800, specific ingredients totaling $42,400, and products manufactured under purchase order Invoice no. 59192 delivered to Company in the amount of $1,816,017.

On February 24, 2022, Flaherty Fardo Rogel & Amick, LLC (“Company Counsel”) filed a Request for Appearance on behalf of the Company. On February 28, 2022, Company Counsel filed Preliminary Objections to Complaint and Brief In Support Thereof. Bakery Barn filed an Amended Complaint in Civil Action on March 14, 2022. Company Counsel is in the process of filing Preliminary Objections to this Amended Complaint. The Company intends to continue to vigorously litigate the matter.

Bar Bakers, LLC v. CFC/Flavor Producers, LLC. Vs MusclePharm

On March 18, 2022, the Company retained Barnes & Thornburg to represent it in connection with a Cross-Complaint filed in the Superior Court of California, County of Orange, Case No. 30-2019-01073098-CU-BC-CJC in the matter Bar Bakers LLC v. Creative Flavor Concepts, Inc. et al.. According to the pleadings, the matter arises from an agreement between the plaintiffs and defendants in which the plaintiff agreed to manufacturer energy bars and sell them to the defendants. The defendants then sold the energy bars to various retailers, including the Company. On May 29, 2019, the plaintiff sued the defendants alleging that the defendants were responsible for unpaid invoices – nine for bars manufactured and delivered to the Company and one invoice for raw materials. According to the pleadings, the unpaid invoices total $885,163.72. The invoice for the raw materials is allegedly $4,658,593.02. On January 31, 2022, one of the defendants, Flavor Producers LLC, filed and served a cross claim against the Company alleging that it was partially responsible for any damages that may befall on it. Specifically, Flavor Producers is asking the Court to award it $389,989.60 in compensatory damages. On March 25, 2022, the Company filed an answer to that cross claim denying the factual allegations and Flavor Producers’ assertion that it is entitled to any damages, including but not limited to, compensatory damages.

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ThermoLife International

In January 2016, ThermoLife International LLC (“ThermoLife”), a supplier of nitrates to the Company, filed a complaint against the Company in Arizona state court. ThermoLife alleged that the Company failed to meet minimum purchase requirements contained in the parties’ supply agreement. The court held a bench trial on the issue of damages in October 2019, and on December 4, 2019, the court entered judgment in favor of ThermoLife and against the Company in the amount of $1.6 million, comprised of $0.9 million in damages, interest in the amount of $0.3 million and attorneys’ fees and costs in the amount of $0.4 million. The Company recorded $1.6 million in accrued expenses in 2018. The Company has filed an appeal and posted bonds in the total amount of $0.6 million in order to stay execution on the judgment pending appeal. Of the $0.6 million, $0.25 million (including fees) was paid by Mr. Drexler on behalf of the Company. See “Note 7. Debt” for additional information. The balance of $0.35 million was secured by a personal guaranty from Mr. Drexler, the associated fees of $12,500 and $2,500 have been paid by the Company. On April 27, 2021, the appellate court issued a decision largely affirming the trial court judgement, except vacating the judgement’s $0.3 million prejudgment interest award and remanding for a recalculation of prejudgment interest. On May 18, 2021, ThermoLife filed a motion asking the trial court to increase the Company’s appeal bond to the full amount of the judgment, or $1.9 million, which the Court denied on June 2, 2021.

As of March 31, 2022, the total amount accrued, including interest, was $1.9 million. For the three months ended March 31, 2022 and 2021, interest expense recognized on the awarded damages was $0.022 million and $0.022 million, respectfully.

On May 4, 2022, the Arizona Supreme Court denied the Company’s petition for review of the decision of the appellate court and granted ThermoLife’s request for attorney’s fees. Should ThermoLife seek to enforce its judgment against the Company, the collection of such judgment would have a Material Adverse Effect on the Company.

SK Laboratories

On February 3, 2022, MusclePharm sued SK Laboratories in Washoe County (Nevada) District Court. According to the complaint, MusclePharm alleges SK Laboratories (1) breach its contract, (1) breach an implied covenant of good faith and fair dealing, and (3) unjustly enriched itself by artificially inflating its costs and passing those costs onto MusclePharm in breach of its agreement, as well as failing to provide product that complied with Japanese import regulations. There has not been substantial activity in this case given its early stage.

7

On May 3, 2022, SK Laboratories sued MusclePharm and Ryan Drexler in Los Angeles County Superior Court. In its lawsuit, it is alleging (1) breach of contract, (2) breach of personal guaranty, (3) fraud, (4) unfair business practices, (5) intentional interference with prospective economic advantage, (6) negligent interference with prospective economic advantage, and (7) common count on book account claim. According to the Complaint, SK Laboratories was a contract manufacturer for MusclePharm for approximately nine years manufacturing “a variety of nutritional supplement products.” Further, according to the complaint, SK Laboratories alleges that MusclePharm has defaulted on payments due on purchase orders totaling approximately $4,608,980.12, and a breach of personal guaranty of approximately $500,000 against Ryan Drexler for purchases of whey protein SK made on MusclePharm’s behalf. There has not been substantial activity in this case given its early stage. MusclePharm’s answer is due on approximately June 6, 2022.

Beacon Resources, LLC v. MusclePharm

On April 13, 2022, Beacon Resources, LLC (“Beacon”) filed a Complaint against MusclePharm in Clark County District Court, State of Nevada (Case No. A-22-851083-C).  Therein, Beacon, a staffing firm specializing in finance and accounting, alleges that MusclePharm failed to complete payment on invoices for services rendered.  Beacon represents that the unpaid principal balance amounts to $32,105.37.  On May 11, 2022, MusclePharm filed its Answer, denying all allegations of wrongdoing.  The parties are contemplating a potential settlement.

1111 Group Inc. v. MusclePharm (letter sending check in satisfaction of judgment attached)

On January 25, 2021, 1111 Group, Inc. (“1111 Group”) filed a Complaint against MusclePharm in Los Angeles Superior Court, State of California (Case No. 21VESC00124). Therein, 1111 Group claimed it was owed $1,846.35 in unpaid commissions. MusclePharm did not actively defend this matter. Ultimately, the Court issued a judgment on November 19, 2021, against MusclePharm and in favor of 1111 Group for the principal amount of $1,200, and costs of $90 for a total of $1,290. MusclePharm paid the judgment on March 1, 2022.

After the judgment was satisfied, 1111 Group continued to insist it was owed two additional commission payments, totaling $20,694.05. On April 11, 2022, counsel for MusclePharm requested by letter that 1111 Group provide documentation substantiating its position. As of this date, 1111 Group has not responded or otherwise contacted MusclePharm.

True North

On April 5, 2022, True North Nutrition Ltd. (“TNN”) has commenced a claim against MusclePharm Corporation (“MusclePharm”) and Sportika Export, Inc. (“Sportika”) for breach of a distribution agreement regarding the exportation of nutritional supplements to Canada.

○ TNN alleges that in 2018 Sportika, acting as the Exporter, exported products to TNN, as the Distributor, accompanied by a Certificate of Origin which represented that the products qualified for NAFTA preferential treatment.

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○ Subsequently, on September 7, 2021, the Canada Border Services Agency (“CBSA”) advised TNN that it had determined that the nutritional supplements supplied by MusclePharm and exported by Sportika during the period of January 1, 2018 to December 31, 2018 had not been shown to meet the requirements of the NAFTA Rules of Origin Regulations, and CBSA thereafter imposed additional custom duties, interest and penalties.

○ TNN is suing MusclePharm (and Sportika) for supplying a deficient Certificate of Origin and/or breach of MusclePharm’s agreement to indemnify TNN and/or for negligence in responding to the CBSA inquiries, in an amount equal to the additional custom duties and interest that the Canada Border Services Agency imposed on TNN.

The amount in controversy is $273,807.05, plus pre- and post-judgment interest, plus costs and all applicable taxes. A Statement of Claim has been served and Defenses will be due in mid-June.

Daniel Metague v. MusclePharm

On May 13, 2022, Daniel Metague (“Metague”) filed a Class Action Complaint (“Complaint”) against MusclePharm in the United States District Court for the District of Maryland Greenbelt Division (Case No. 8:22-cv-01153-DLB). Therein, MusclePharm alleges violations of the Maryland Consumer Protection Act, as well as asserts claims for breach of implied warranty, breach of express warranty, fraud by omission, equitable injunctive and declaratory relief, and unjust enrichment. Metague’s claims for relief are based on allegations concerning MusclePharm’s manufacturing and sale of “Essentials BCAA.” Metague represents that MusclePharm purposely misbranded the calorie content of “Essentials BCAA” as “Zero Calories” or otherwise omitted the caloric information, when the actual calorie estimate for “Essentials BCAA” is 30 calories, depending on formulation and use guidance. While the Complaint has not yet been served on MusclePharm, MusclePharm has undertaken efforts to engage local counsel to aggressively defend this action.

Carlo Garcia

On April 4, 2022, MusclePharm received a Pre-Suit Notice from Carlo Garcia (“Garcia”), advising that Garcia intends to pursue a class action lawsuit against MusclePharm based on alleged violations of California’s Consumers Legal Act. Garcia claims that on or around January 2018, Garcia purchased MusclePharm product from Amazon, and that such product was advertised as “calorie-free.” Garcia further claims that the product actually contained approximately 30 calories per serving. As of this date, Garcia has not commenced litigation.

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Robert Wendt v. MusclePharm

On March 29, 2022, Robert Wendt sued MusclePharm in Los Angeles County Superior Court alleging that MusclePharm failed to comply with California’s Unruh Civil Rights Act. The plaintiff alleges that MusclePharm’s website denies equal access to the visually impaired because it is not “fully accessible to screen-reading technology.” The plaintiff seeks injunctive relief requiring MusclePharm to “take the steps necessary to make their Website readily and fully accessible to and usable by blind and visually impaired individuals,” and statutory damages of approximately $4,000 per violation. There has not been substantial activity in this case given its early stage. MusclePharm’s answer is due on approximately June 15, 2022 and counsel has engaged plaintiff’s counsel in settlement negotiations.

Joseph Gallo

MusclePharm is considering initiating litigation against Joseph Gallo Farms alleging breach of contract and intentional interference with business relationships. The claims arise from an allegation Joseph Gallo Farms reneged on an offer to sell certain raw materials to MusclePharm after the cost of those raw materials rose significantly. Further, Joseph Gallo Farms – when it sold those raw materials to another buyer – did so under the condition that the customer not resell the materials, or otherwise do business with MusclePharm. In doing so, Joseph Gallo Farms may have unlawfully exercised its commercial power to the detriment of MusclePharm. MusclePharm is not aware of any potential counterclaims that could be brought by Joseph Gallo Farms.

Club Consulting

We have no information or notice a claim has been filed. Club Consulting 101 threatened to file a lawsuit, but our law firm refused to accept service of a lawsuit and we are not aware of any filing as of this date. Club Consulting 101 previously stated in settlement negotiations that the amount in controversy was $67,500.00.

Based on the settlement negotiations, the amount in controversy was stated by Club Consulting 101 to be $67,500.00 Settlement negotiations were not successful and have concluded. MusclePharm Corporation intends to defend any lawsuit that may be commenced.

Janice McCarthy

On April 21, 2022, former MusclePharm employee, Janice McCarthy filed a complaint in the New Jersey Superior Court against MusclePharm, Ryan Drexler and Sabina Rizvi, alleging retaliation under New Jersey’s Conscientious Employee Protection Act and fraud in the inducement. Ms. McCarthy also alleges fraud in the inducement in connection with the hiring process that caused her to leave another position. MusclePharm believes that the claims are without merit and intends to vigorously defend the matter

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Edgar Walters and Derek Habash

On April 13, 2022, MusclePharm commenced an action against Derek Walters (“Walters”) MusclePharm’s former Vice President of Sales-Specialty, and Edgar Habash (“Habash”), MusclePharm’s former Human Resources Manager, as well as another former MusclePharm employee, Janice McCarthy, by filing a Verified Complaint in the United States District Court, District of Nevada (Case No. 3:22-cv-00170), alleging claims for breach of contract, breach of fiduciary duty, breach of duty of loyalty, breach of duty of good faith and fair dealing, conspiracy to commit fraud, tortious interference, tortious interference with prospective business opportunities, defamation and defamation per se, unjust enrichment, and declaratory judgment.

While counsel for Walters and Habash had represented that they intend to file a lawsuit against MusclePharm in Texas, no such lawsuit has been filed.

Prior to their termination of employment with MusclePahrm, Walters and Habash had made certain allegations regarding inflating of sales and the creation of false accounts. In addition, Walters and Habash had legal counsel send a document preservation notice to MusclePharm advising that said counsel was in the process of evaluating claims and causes of action under 18 USC § 1514A (SOX), and other laws relating to shareholder fraud. Following receipt of the allegations, MusclePharm investigated the claims and determined that they were meritless.

11

Settlements

Manchester City Football Group

The Company was engaged in a dispute with City Football Group Limited (“CFG”), the owner of Manchester City Football Group, concerning amounts allegedly owed by the Company under a sponsorship agreement with CFG (the “Sponsorship Agreement”). In August 2016, CFG commenced arbitration in the United Kingdom against the Company, seeking approximately $8.3 million for the Company’s purported breach of the Sponsorship Agreement.

On July 28, 2017, the Company approved a Settlement Agreement (the “CFG Settlement Agreement”) with CFG effective July 7, 2017 providing for a cash settlement. The CFG Settlement Agreement represents a full and final settlement of all litigation between the parties.

Nutrablend Matter

On February 27, 2020, Nutrablend, a manufacturer of MusclePharm products, filed an action against the Company in the United States District Court for the Eastern District of California, claiming approximately $3.1 million in allegedly unpaid invoices. These invoices relate to the third and fourth quarter of 2019, and a liability has been recorded for the related periods.

On September 25, 2020, the parties successfully mediated the case to a settlement (the “Nutrablend Agreement”) and the Company agreed to, among other things, (i) pay a set cash amount and (ii) issue monthly purchase orders (“Purchase Orders”) at minimum amounts accepted by Nutrablend.

12

On July 7, 2021, the Company commenced an action against Nutrablend in the Central District of California, seeking (i) a declaration that the Nutrablend Agreement purchase order provisions have been terminated due to Nutrablend’s failure to provide the Company with reasonable assurances of its ability to fulfill its purchase orders; (ii) a declaration that purchase orders that the Company placed in July and August 2020 were intended to and do count towards the minimums set forth in the Nutrablend Agreement; and (iii) damages based on Nutrablend’s failure to fulfill purchase orders. The case is ongoing.

As of March 31, 2022, the Company determined that amounts were owed and has made certain payments.

On September 23, 2021, the Company entered into an Amendment to a Settlement Agreement that was originally entered into on September 25, 2020. Pursuant to the Amended Agreement, the Company is no longer obligated to issue Purchase Orders to Nutrablend as stated in the Settlement Agreement.

4Excelsior Matter

On March 18, 2019, Excelsior Nutrition, Inc. (“4Excelsior”), a manufacturer of MusclePharm products, filed an action against the Company in the Superior Court of the State of California for the County of Los Angeles, claiming approximately $6.2 million in damages relating to allegedly unpaid invoices, as well as approximately $7.8 million in consequential damages.

On December 16, 2020, the Company and 4Excelsior entered into a Settlement Agreement and Mutual Release (“the Agreement”), pursuant to which the parties resolved and settled the civil action pending in the Superior Court of the State of California for the County of Los Angeles and pursuant to which the Company agreed to pay 4Excelsior a cash payment, in various installments.

13

Since its last periodic report, the Company entered into the following settlement agreements:

1.	Settlement Agreement and Release made by and between Feldkamp Marketing Inc. and MusclePharm Corporation dated April 15, 2022 pursuant to which the Company agreed to make cash payments to Feldkamp Marketing Inc. in certain installments.

2.	First Amendment to Settlement Agreement and Release between Priority-1, Inc. and MusclePharm Corporation dated March 8, 2022 pursuant to which the Company agreed to make cash payments to Priority-1 in certain installments.

3.	Settlement Agreement, Covenant Not to Sue, and General Release between (a) Richard Estaella; (b) MusclePharm Corporation; (c) Timothy K. Bradely, CPA, the Bradley Consulting Group, P.C. and Stratagem, P.C., and (d) Applied Economics, LLC dated November 2, 2021.

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4.	Settlement Agreement and Release between Brewin & Associates Inc. and MusclePharm Corporation dated March 29, 2022 pursuant to which the Company agreed to make a cash payment to Brewin & Associates Inc.

5.	Settlement and Mutual Release Agreement between MusclePharm Corporation and John Paul Hutchins dated February 7, 2022 pursuant to which the Company agreed to make a cash payment to pursuant to which the Company agreed to make a cash payment to.

6.	Settlement Agreement by and between Sichenzia Ross Ference LLP and MusclePharm Corporation dated October 11, 2021.

a.	Pursuant to the agreement, SRFK and MusclePharm filed with the Court a stipulation dismissing the Action (including all Claims and Counterclaims), as defined in the Agreement, within five (5) business days.

Schedule 3.1 (p)

Intellectual Property

Since October 2021, the Company has abandoned, or expects to abandon, the below trademarks, the abandonment of which has not been previously reported on a periodic report.

No	Word Mark	Serial No.	Reg. No.	Class(Es)	STATUS
1	BCAA 3:1:2 THE FOUNDATION OF YOUR TEMPLE MP MUSCLEPHARM	86125946	4948843	5	ABANDONED
2	BIZZY DIET	85437820	4125619	41	ABANDONED
3	BUILD YOUR LEGACY	86164245	4879294	5	ABANDONED
4	CARNITINE CORE	86708691	4913160	5	ABANDONED
5	CLA CORE	86708729	4913163	5	ABANDONED
6	COMBAT 100% ISOLATE	86708823	4913165	5	ABANDONED
7	ENERGY ON THE GO	85404559	4131623	5	ABANDONED
8	FUEL YOUR ACTIVE LIFESTYLE	85342497			ABANDONED
9	LIVE SHREDDED	85341869	4077218		ABANDONED
10	MP Stealth	87726506			ABANDONED
11	MUSCLEPHARM ENERGY SPORT ZERO	86489535	5191681	5	ABANDONED
12	REAL ATHLETES. REAL SCIENCE.	86115518	4924979	5	ABANDONED
13	STRONG IS THE NEW SEXY	86242785	4062119	25	ABANDONED
14	THE FOUNDATION OF YOUR TEMPLE	86167804	4891161	5	ABANDONED
15	Z-CORE PM	86708656	4922324	5	ABANDONED
16	#FUELYOURGRIND	86978759	4970643	5	ABANDONED
17	OXYSPORT	86313881	5032380	5	ABANDONED

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Schedule 3.1(r)

Transactions with Affiliates and Employees

November 2020 Convertible Note, Related Party

On November 29, 2020, the Company entered into a refinancing agreement with Mr. Ryan Drexler, (the “November 2020 Refinancing”), in which the Company issued to Mr. Drexler a convertible secured promissory note (the November 2020 “Convertible Note”) in the original principal amount of $2.9 million, which amended and restated a convertible secured promissory note dated as of August 21, 2020. The $2.9 million November 2020 Convertible Note bears interest at the rate of 12% per annum. Unless earlier converted or repaid, all outstanding principal and any accrued but unpaid interest under the November 2020 Convertible Note shall be due and payable on July 1, 2021, however the Company and Mr. Drexler agreed to an extension on August 13, 2021 until July 14, 2022. Any interest not paid when due shall be capitalized and added to the principal amount of the November 2020 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations.

Mr. Drexler may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price of $0.23 per share. At the election of the Company, one-sixth of the interest may be paid in kind (“PIK Interest”) by adding such amount to the principal amount of the note, or through the issuance of shares of the Company’s common stock to Mr. Drexler. The PIK Interest is convertible to common stock at the closing price per share on the last business day of each calendar quarter. In no event will the conversion price of such PIK Interest be less than $0.10. The Company may prepay the Note by giving Mr. Drexler between 15-days’ and 60-days’ notice depending upon the specific circumstances, subject to Mr. Drexler’s conversion right.

The November 2020 Convertible Note contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the November 2020 Convertible Note. The November 2020 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Capital Corporation (“Prestige”) and the Senior Notes.

For the three months ended March 31, 2022 and 2021, interest expense related to the related party convertible secured promissory note was $0.085 million and $0.085 million, respectively. During the three months ended March 31, 2022, no interest was paid in cash to Mr. Drexler; during the three months ended March 31, 2021 $0.085 million of interest was paid in cash to Mr. Drexler.

August 2021 Convertible Note, Related Party

On October 15, 2020, the Company entered into a secured revolving promissory note (the “Revolving Note”) with Mr. Ryan Drexler. Under the terms of the Revolving Note, the Company can borrow up to $3.0 million. The Revolving Note bears interest at the rate of 12% per annum. The funds were used for the purchase of whey protein and other general corporate purposes. Both the outstanding principal, if any, and all accrued interest under the Revolving Note were due on March 31, 2021, which was not paid.

On August 13, 2021, the Company issued to Ryan Drexler (the “Holder”) a convertible secured promissory note (the “August 2021 Convertible Note”) in the original principal amount of $2.5 million, replacing the Revolving Note.

The August 2021 Convertible Note bears interest at the rate of 12% per annum. Interest payments are due on the last day of each calendar quarter. At the Company’s option (as determined by its independent directors), the Company may repay up to one sixth of any interest payment by either adding such amount to the principal amount of the August 2021 Convertible Note or by converting such interest amount into an equivalent amount of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Any interest not paid when due shall be capitalized and added to the principal amount of the August 2021 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations. Both the principal and any accrued but unpaid interest under the August 2021 Convertible Note will be due on July 14, 2022, unless converted or repaid earlier.

The Holder may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price equal to the closing price of the common stock on October 15, 2021. The Company may prepay the August 2021 Convertible Note by giving the Holder between 15 and 60 days’ notice depending upon the specific circumstances, subject to the Holder’s conversion right.

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The August 2021 Convertible Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, at the option of the Holder and upon written notice to the Company, or automatically under certain circumstances, all outstanding principal and accrued interest will become due and payable. The August 2021 Convertible Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the August 2021 Convertible Note. The August 2021 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Corporation (“Prestige”) and the Senior Notes.

For the three months ended March 31, 2022, interest expense related to the related party convertible secured promissory note was $0.122 million and there was no interest expense related to this note for the three months ended March 31, 2021. During the three months ended March 31, 2022 and 2021 no interest was paid in cash to Mr. Drexler.

Revolving Line of Credit, Related Party

On March 8, 2022, the Company entered into an Unsecured Revolving Promissory Note (the “Note”) with the Mr. Ryan Drexler. Under the terms of the Note, proceeds may be used solely to finance the production of orders from its largest customer or any of its affiliates or subsidiaries. The Note does not contain a cap on borrowings thereunder. However, further advances under the Note are at the discretion of the Lender. Outstanding balances under the Note accrue interest at the rate of 18% per annum. Prior to maturity, the Company generally may pay down principal balances and re-borrow under the Note, subject to the discretion of the Lender to advance funds under the Note. The Note contains customary events of default and acceleration provisions.

The Note is subordinate to the 14% Original Issue Discount Senior Secured Notes previously issued by the Company. Under the terms of the First Amendment to Intercreditor and Subordination Agreement, dated as of March 8, 2022, between the Company, Ryan Drexler and Empery Tax Efficient, LP (the “Amendment”), principal but not interest due under the Note generally may be repaid out of payments received by the Company in respect of accounts receivable financed pursuant to the Note.

The related party revolving line of credit balance as of March 31, 2022 was $2.7 million and was zero on at March 31, 2021.

For the three months ended March 31, 2022 and 2021 total related party debt was $8.1 million and $4.6 million, respectively.

For the three months ended March 31, 2022, interest expense related to the revolving line of credit, related party was $0.106 million.

Schedule 3.1 (w)

Registration Rights

None.

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Schedule 3.1 (bb)

Indebtedness

As of March 31, 2022 and December 31, 2021, the Company’s debt consisted of the following (in thousands):

	March 31, 2022	December 31, 2021
Senior notes payable	$7,798	$5,034
Debt issue costs, net	(60)	(479)
Refinanced convertible note, related party	5,330	5,330
Revolving line of credit, related party	2,747	-
Obligations under secured borrowing arrangement	6,592	6,446
Total current debt	$22,407	$16,331

Senior Notes Payable

On October 13, 2021, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors as purchasers (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company sold, and the Investors purchased, $8,197,674 million (the “Purchase Price”) in principal amount of senior notes (the “Senior Notes”) and warrants (the “Warrants”).

The Senior Notes were issued with an original discount of 14%, bearing no interest and with an original maturity date of April 13, 2022. The Company extended the maturity date of the Senior Notes to May 28, 2022 as provided for in the Securities Purchase Agreement. To secure its obligations thereunder and under the Securities Purchase Agreement, the Company has granted a security interest over substantially all of its assets to the collateral agent for the benefit of the Investors, pursuant to a pledge and security agreement. Following the extension of the maturity date, interest began to accrue on and from April 13, 2022 at 18% per annum until the Senior Notes are paid in full.

The Warrants are exercisable for five (5) years to purchase 17,355,700 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.78, subject to adjustment under certain circumstances described in the Warrants. The Warrants have a face value of $4.4 million which is recorded in Additional Paid-In Capital.

In conjunction with the private placement of Senior Notes and Warrants, each of the directors and officers of the Company entered into lock-up agreements, which prohibited sales of the Common Stock until after April 11, 2022, subject to certain exceptions.

The issuance of the Senior Notes and Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as additional paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction.

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November 2020 Convertible Note, Related Party

On November 29, 2020, the Company entered into a refinancing agreement with Mr. Ryan Drexler, (the “November 2020 Refinancing”), in which the Company issued to Mr. Drexler a convertible secured promissory note (the November 2020 “Convertible Note”) in the original principal amount of $2.9 million, which amended and restated a convertible secured promissory note dated as of August 21, 2020. The $2.9 million November 2020 Convertible Note bears interest at the rate of 12% per annum. Unless earlier converted or repaid, all outstanding principal and any accrued but unpaid interest under the November 2020 Convertible Note shall be due and payable on July 1, 2021, however the Company and Mr. Drexler agreed to an extension on August 13, 2021 until July 14, 2022. Any interest not paid when due shall be capitalized and added to the principal amount of the November 2020 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations.

Mr. Drexler may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price of $0.23 per share. At the election of the Company, one-sixth of the interest may be paid in kind (“PIK Interest”) by adding such amount to the principal amount of the note, or through the issuance of shares of the Company’s common stock to Mr. Drexler. The PIK Interest is convertible to common stock at the closing price per share on the last business day of each calendar quarter. In no event will the conversion price of such PIK Interest be less than $0.10. The Company may prepay the Note by giving Mr. Drexler between 15-days’ and 60-days’ notice depending upon the specific circumstances, subject to Mr. Drexler’s conversion right.

The November 2020 Convertible Note contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the November 2020 Convertible Note. The November 2020 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Capital Corporation (“Prestige”) and the Senior Notes.

For the three months ended March 31, 2022 and 2021, interest expense related to the related party convertible secured promissory note was $0.085 million and $0.085 million, respectively. During the three months ended March 31, 2022, no interest was paid in cash to Mr. Drexler; during the three months ended March 31, 2021 $0.085 million of interest was paid in cash to Mr. Drexler.

August 2021 Convertible Note, Related Party

On October 15, 2020, the Company entered into a secured revolving promissory note (the “Revolving Note”) with Mr. Ryan Drexler. Under the terms of the Revolving Note, the Company can borrow up to $3.0 million. The Revolving Note bears interest at the rate of 12% per annum. The funds were used for the purchase of whey protein and other general corporate purposes. Both the outstanding principal, if any, and all accrued interest under the Revolving Note were due on March 31, 2021, which was not paid.

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On August 13, 2021, the Company issued to Ryan Drexler (the “Holder”) a convertible secured promissory note (the “August 2021 Convertible Note”) in the original principal amount of $2.5 million, replacing the Revolving Note.

The August 2021 Convertible Note bears interest at the rate of 12% per annum. Interest payments are due on the last day of each calendar quarter. At the Company’s option (as determined by its independent directors), the Company may repay up to one sixth of any interest payment by either adding such amount to the principal amount of the August 2021 Convertible Note or by converting such interest amount into an equivalent amount of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Any interest not paid when due shall be capitalized and added to the principal amount of the August 2021 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations. Both the principal and any accrued but unpaid interest under the August 2021 Convertible Note will be due on July 14, 2022, unless converted or repaid earlier.

The Holder may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price equal to the closing price of the common stock on October 15, 2021. The Company may prepay the August 2021 Convertible Note by giving the Holder between 15 and 60 days’ notice depending upon the specific circumstances, subject to the Holder’s conversion right.

The August 2021 Convertible Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, at the option of the Holder and upon written notice to the Company, or automatically under certain circumstances, all outstanding principal and accrued interest will become due and payable. The August 2021 Convertible Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the August 2021 Convertible Note. The August 2021 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Corporation (“Prestige”) and the Senior Notes.

For the three months ended March 31, 2022, interest expense related to the related party convertible secured promissory note was $0.122 million and there was no interest expense related to this note for the three months ended March 31, 2021. During the three months ended March 31, 2022 and 2021 no interest was paid in cash to Mr. Drexler.

Revolving Line of Credit, Related Party

On March 8, 2022, the Company entered into an Unsecured Revolving Promissory Note (the “Note”) with the Mr. Ryan Drexler. Under the terms of the Note, proceeds may be used solely to finance the production of orders from its largest customer or any of its affiliates or subsidiaries. The Note does not contain a cap on borrowings thereunder. However, further advances under the Note are at the discretion of the Lender. Outstanding balances under the Note accrue interest at the rate of 18% per annum. Prior to maturity, the Company generally may pay down principal balances and re-borrow under the Note, subject to the discretion of the Lender to advance funds under the Note. The Note contains customary events of default and acceleration provisions.

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The Note is subordinate to the 14% Original Issue Discount Senior Secured Notes previously issued by the Company. Under the terms of the First Amendment to Intercreditor and Subordination Agreement, dated as of March 8, 2022, between the Company, Ryan Drexler and Empery Tax Efficient, LP (the “Amendment”), principal but not interest due under the Note generally may be repaid out of payments received by the Company in respect of accounts receivable financed pursuant to the Note.

The related party revolving line of credit balance as of March 31, 2022 was $2.7 million and was zero on at March 31, 2021.

For the three months ended March 31, 2022 and 2021 total related party debt was $8.1 million and $4.6 million, respectively.

For the three months ended March 31, 2022, interest expense related to the revolving line of credit, related party was $0.106 million.

Obligations Under Secured Borrowing Arrangement

In January 2016, the Company entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Prestige, pursuant to which the Company agreed to sell and assign, and Prestige agreed to buy and accept, certain accounts receivable owed to the Company (“Accounts”). Under the terms of the Purchase and Sale Agreement, upon the receipt and acceptance of each assignment of Accounts, Prestige will pay the Company 80% of the net face amount of the assigned Accounts, up to a maximum total borrowing of $12.5 million subject to sufficient amounts of accounts receivable to secure the loan. The remaining 20% will be paid to the Company upon collection of the assigned Accounts, less any chargebacks (including chargebacks for any customer amounts that remain outstanding for over 90 days), disputes, or other amounts due to Prestige. Prestige’s purchase of the assigned Accounts from the Company will be at a discount fee which varies from 0.7% to 4%, based on the number of days outstanding from the assignment of Accounts to collection of the assigned Accounts. In addition, the Company granted Prestige a continuing security interest in and first priority lien upon all accounts receivable, inventory, fixed assets, general intangibles, and other assets. Prestige will have no recourse against the Company if payments are not made due to the insolvency of an account debtor within 90 days of invoice date, with the exception of international and certain domestic customers. On April 10, 2019, the Company and Prestige amended the terms of the agreement. The agreement was extended until April 1, 2020 and automatically renews for one (1) year periods unless either party receives written notice of cancellation from the other, at minimum, thirty (30) days prior to the expiration date thereafter.

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On June 14, 2021, Prestige advanced the Company $1.0 million with a six-month term, 15% interest rate and 2% accommodation fee.

On July 26, 2021, Prestige advanced the Company $1.0 million with a six-month term and a 15% interest rate. In addition, there was an accommodation fee equal to 1% of the amount advanced plus 18,750 stock options.

On October 12, 2021, the June 14, 2021 and July 26, 2021 the total Prestige advance $2.0 million was extended to the date of the termination of the senior secured note offering, which is in April 2022, and was extended to May 28 2022.

For the three months ended March 31, 2022 and 2021, the Company assigned Prestige accounts with an aggregate face amount of approximately $6.3 million and $11.4 million, respectively. For the three months ended March 31, 2022 and 2021, the Company made payments to Prestige in the amounts of $6.1 million and $13.8 million, respectively, in cash. As of March 31, 2022 and December 31, 2021, we had outstanding borrowings of approximately $6.6 million and $6.4 million, respectively.

On May 19, 2022, Canada MusclePharm Enterprises Corp. (“CMP”), one of the Financing Parties to that certain Intercreditor Agreement dated as of October 13, 2021 (the “Agreement”), and a wholly-owned subsidiary of the Company, requested that Prestige factor its accounts under the terms of a Purchase and Sale Agreement dated May 19, 2022 (the “Canada Factoring Agreement”). In order for Prestige to enter into the Canada Factoring Agreement and factor the accounts of CMP, Prestige requires that CMP and its assets be the subject of the Agreement as if they were a part of the Agreement from inception. Accordingly Prestige, Empery and the Financing Parties agreed that the Canada Factoring Agreement will be treated the same as the Existing Factoring Agreement, that the Factoring Collateral and the Factoring Priority Collateral shall include the assets described therein of both the Company and CMP and the term Factored Accounts shall refer to those accounts of both the Company and CMP factored by Prestige.

Paycheck Protection Program Loan

Due to economic uncertainty as a result of the ongoing pandemic (“COVID-19”), on May 14, 2020, the Company received an aggregate principal amount of $964,910 pursuant to the borrowing arrangement (“Note”) with Harvest Small Business Finance, LLC (“HSBF”) and agreed to pay the principal amount plus interest at a 1% fixed interest rate per year, on the unpaid principal balance. The Note includes forgiveness provisions in accordance with the requirements of the Paycheck Protection Program, Section 1106 of the CARES Act.

The Note was expected to mature on May 16, 2025. Payments were due by November 16, 2020 (the “Deferment Period”) and interest was accrued during the Deferment Period. However, the Flexibility Act, which was signed into law on June 5, 2020, extended the Deferment Period to the date that the forgiven amount is remitted by the United States Small Business Administration (“SBA”) to HSBF.

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On October 25, 2021, the Company received a letter from HSBF indicating the Company’s SBA PPP loan has been forgiven in full by HSBF and was recorded as a $964,910 gain on forgiveness of debt located in other income-loan forgiveness.

Schedule 3.1 (ff)

Accountants

Company’s Accounting Firm:

Moss Adams LLP

2040 Main Street, Suite 900

Irvine, CA 92614

(949) 221-400

Schedule 4.9

Use of Proceeds

The Company currently expects to use the net proceeds from this offering for working capital, general corporate purposes and marketing and advertising the Company’s new energy line.

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